                               PURCHASE AGREEMENT


                                     AMONG

                            THE QUAKER OATS COMPANY,

                              QO ACQUISITION CORP.

                                      and

                              H. J. HEINZ COMPANY

                             DATED FEBRUARY 6, 1995

                            Table of Contents


                                                                 Page No.

ARTICLE I  DEFINITIONS.......................................       2

ARTICLE II  SALE AND PURCHASE OF ASSETS......................      12
     SECTION 2.1.  Transfer of Assets........................      12
     SECTION 2.2.  Assumption of Liabilities.................      20
     SECTION 2.3.  Purchase Price and Other Consideration....      27
     SECTION 2.4.  Minimum Inventory.........................      27
     SECTION 2.5.  Allocation of the Total Purchase Price....      30
     SECTION 2.6.  Closing; Deliveries at the Closing........      31
     SECTION 2.7.  Nonassignable Contracts and Permits.......      37
     SECTION 2.8.  Exclusive Sale of Trade Secrets...........      38
     SECTION 2.9.  Risk of Loss..............................      38

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLERS.......      40
     SECTION 3.1.  Incorporation; Qualification..............      40
     SECTION 3.2.  Authority.................................      40
     SECTION 3.3.  Execution and Binding Effect..............      41
     SECTION 3.4.  No Contravention..........................      41
     SECTION 3.5.  Financial Statements......................      42
     SECTION 3.6.  Title to Acquired Assets..................      44
     SECTION 3.7.  Contracts.................................      47
     SECTION 3.8.  Employee Benefit Plans....................      49
     SECTION 3.9.  Absence of Certain Changes................      50
     SECTION 3.10. Litigation................................      52
     SECTION 3.11. Compliance with Laws......................      53
     SECTION 3.12. Intellectual Property.....................      56
     SECTION 3.13. Taxes.....................................      59
     SECTION 3.14. Inventory.................................      60
     SECTION 3.15. Brokers and Finders.......................      61
     SECTION 3.16. Insurance.................................      61
     SECTION 3.17. Labor Matters.............................      62
     SECTION 3.18. Accuracy of Sellers' Information
                     Furnished...............................      62

                                       (i)

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                                                                Page No.
     SECTION 3.19. Sufficiency of Acquired Assets............      63
     SECTION 3.20. Capitalization............................      63
     SECTION 3.21. Liabilities...............................      64
     SECTION 3.22. No Subsidiaries...........................      64
     SECTION 3.23. No Other Representations or Warranties....      64

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PURCHASER......      65
     SECTION 4.1.  Incorporation.............................      65
     SECTION 4.2.  Authority.................................      65
     SECTION 4.3.  Execution and Binding Effect..............      65
     SECTION 4.4.  No Contravention..........................      66
     SECTION 4.5.  Litigation................................      67
     SECTION 4.6.  Brokers and Finders.......................      67
     SECTION 4.7.  Restricted Securities.....................      67
     SECTION 4.8.  No Other Representations and Warranties...      68

ARTICLE V  COVENANTS OF SELLERS..............................      68
     SECTION 5.1.  Access; Confidential Information..........      68
     SECTION 5.2.  Conduct of Business.......................      70
     SECTION 5.3.  [intentionally left blank]................      72
     SECTION 5.4.  Reasonable Best Efforts; Notifications....      72
     SECTION 5.5.  HSR Act Filing............................      73
     SECTION 5.6.  Non-Compete Covenant......................      73
     SECTION 5.7.  Material Change...........................      75
     SECTION 5.8.  Preservation of Records...................      75
     SECTION 5.9.  Patent and Trade Secret Licenses..........      76
     SECTION 5.10. Assignment by Affiliates..................      77
     SECTION 5.11. Product Claims............................      77
     SECTION 5.12. Capital Improvements......................      77
     SECTION 5.13. Release...................................      77
     SECTION 5.14. Resignations..............................      78
     SECTION 5.15. Program List Reimbursement................      78
     SECTION 5.16. Purchase of Equipment.....................      78
     SECTION 5.17. Insurance.................................      79

ARTICLE VI COVENANTS OF THE PURCHASER........................      79
     SECTION 6.1.  Preservation of Records...................      79
     SECTION 6.2.  Reasonable Best Efforts; Notifications....      80
     SECTION 6.3.  HSR Act Filing............................      80
     SECTION 6.4.  Returns and Deductions....................      80


                                     (ii)

                                                                Page No.
ARTICLE VII  EMPLOYEE MATTERS................................      81
     SECTION 7.1.  Transferred Employees.....................      81
     SECTION 7.2.  Employee Benefit Transition...............      82
     SECTION 7.3.  COBRA.....................................      85
     SECTION 7.4.  Vacation..................................      86
     SECTION 7.5.  Qualified Plans...........................      86
     SECTION 7.6.  Disability and Workers' Compensation......      87
     SECTION 7.7.  No Third Party Beneficiaries..............      87
     SECTION 7.8.  Indemnification...........................      87
     SECTION 7.9.  Documents and Forms.......................      88

ARTICLE VIII  CONDITIONS TO PURCHASER'S OBLIGATIONS..........      88
     SECTION 8.1.  Accuracy of Representations and
                     Warranties; Performance of Agreements;
                     Certificates and Opinion of Counsel.....      89
     SECTION 8.2.  Consents..................................      90
     SECTION 8.3.  No Injunction.............................      90
     SECTION 8.4.  HSR Act...................................      90
     SECTION 8.5.  Closing Deliveries........................      91
     SECTION 8.6.  No Material Adverse Change................      91
     SECTION 8.7.  Title Insurance and Survey................      91
     SECTION 8.8.  Resolutions...............................      94
     SECTION 8.9.  Loss......................................      94
     SECTION 8.10. Post-Signing Matters......................      94

ARTICLE IX  CONDITIONS TO SELLERS' OBLIGATIONS...............      94
     SECTION 9.1.  Accuracy of Representations and
                     Warranties; Performance of Agreements;
                     Certificate and Opinion of Counsel......      94
     SECTION 9.2.  Consents..................................      95
     SECTION 9.3.  No Injunction.............................      95
     SECTION 9.4.  HSR Act...................................      96
     SECTION 9.5.  Closing Deliveries........................      96
     SECTION 9.6.  Resolutions...............................      96

ARTICLE X  INDEMNIFICATION...................................      97
     SECTION 10.1.  Survival of Representations and
                      Warranties and Obligations.............      97


                                     (iii)

                                                                Page No.
     SECTION 10.2.  Indemnification by Sellers...............      98
     SECTION 10.3.  Indemnification by Purchaser.............     100
     SECTION 10.4.  Indemnification Procedures...............     101
     SECTION 10.5.  Limits on Indemnification................     104
     SECTION 10.6.  Adjustment of Liability..................     105
     SECTION 10.7.  Exclusive Remedy.........................     105

ARTICLE XI  TAX MATTERS......................................     106
     SECTION 11.1.  Tax Indemnification......................     106
     SECTION 11.2.  Preparation of Tax Returns...............     108
     SECTION 11.3.  Cooperation..............................     109
     SECTION 11.4.  Tax Audits...............................     110
     SECTION 11.5.  Refunds..................................     110
     SECTION 11.6.  Carrybacks...............................     111
     SECTION 11.7.  No Section 338(h)(10) Election...........     111

ARTICLE XII  MISCELLANEOUS...................................     112
     SECTION 12.1.  Termination of Agreement.................     112
     SECTION 12.2.  Expenses.................................     113
     SECTION 12.3.  Waiver...................................     113
     SECTION 12.4.  Consents.................................     114
     SECTION 12.5.  Assignment; Parties in Interest..........     114
     SECTION 12.6.  Further Assurances.......................     114
     SECTION 12.7.  Entire Agreement.........................     115
     SECTION 12.8.  Amendment................................     115
     SECTION 12.9.  Limitations on Rights of Third Parties...     115
     SECTION 12.10. Captions.................................     115
     SECTION 12.11. Counterparts.............................     115
     SECTION 12.12. Notices..................................     116
     SECTION 12.13. Governing Law............................     117
     SECTION 12.14. Bulk Sales Law...........................     117
     SECTION 12.15. Transfer Taxes...........................     117
     SECTION 12.16. Public Announcements.....................     117
     SECTION 12.17. Schedules................................     117
     SECTION 12.18. [Intentionally left blank]...............     118
     SECTION 12.19. Cooperation In Connection with SEC
                      Filings................................     118
     SECTION 12.20. Guarantee................................     119

                                     (iv)

                                                                Page No.
     SECTION 12.21. Arbitration..............................     119


                                      (v)

                        Index of Exhibits


Exhibit                                 Description
-------                                 -----------

A-1 and A-2                         Real Estate Deeds
B-1, B-2(a), B-2(b) and B-3         Trademark Patent and Copyright
                                      Assignments
C                                   Assignment Agreement
D                                   Bill of Sale
E                                   Transition Agreement Terms
F-1 and F-2                         Lease Agreement
G                                   Gaines Assumption Agreement
H                                   Assumption Agreement
I                                   Sellers' Opinion
J                                   Purchaser's Opinion

                                     (vi)



[IN ACCORDANCE WITH ITEM 601(b)(2) OF REGULATION S-K, THE EXHIBITS AND SCHEDULES TO THE PURCHASE AGREEMENT HAVE BEEN OMITTED. H.J. HEINZ COMPANY AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED EXHIBIT OR SCHEDULE TO THE COMMISSION UPON REQUEST.]

                              PURCHASE AGREEMENT


          THIS PURCHASE AGREEMENT dated February 6, 1995, among The Quaker Oats Company, a New Jersey corporation ("Quaker"), QO Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Quaker ("QOAC", and together with Quaker, "Sellers"), and H. J. Heinz Company, a Pennsylvania corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Quaker owns all of the issued and outstanding capital stock of QOAC;

          WHEREAS, QOAC owns all of the issued and outstanding capital stock of Gaines (as defined in Article 1 hereof) (the "Gaines Stock");

          WHEREAS, Sellers desire to sell and assign to Purchaser, and Purchaser desires to purchase and assume from Sellers, the assets and certain liabilities and obligations of the Pet Food Business (as defined in Article I hereof), including the Gaines Stock, upon the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, upon acquisition of such assets, Purchaser will own directly, or indirectly through Gaines, all of the material assets, properties, rights and business presently constituting the Pet Food Business;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                        I

                                    DEFINITIONS

          "AAA" means the American Arbitration Association.
           ---

          "Acquired Assets" means the property and assets to be conveyed by
           ---------------
     Sellers to Purchaser as specified in Section 2.1.


          "Additional Intellectual Property" has the meaning specified in
           --------------------------------
     Section 2.1(h).

          "Affiliate" means any Person who directly, or indirectly through one
           ---------
     or more intermediaries, controls, or is controlled by, or is under common control with a specified Person. The term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agreement" means this Agreement among Sellers and Purchaser as
           ---------
     originally executed and delivered, as the same may be amended or supplemented in accordance with the provisions hereof, together with all Exhibits and Schedules incorporated herein and made a part hereof by the references thereto.

          "Applicable Environmental Law" means the Comprehensive Environmental
           ----------------------------
     Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42
          -- ----
     U.S.C. Sections 6901 et seq.; the Federal Water Pollution Control Act,
                          -- ----
     33 U.S.C. Sections 1251 et seq.; the Clean Air
                             -- ----

     Act, 42 U.S.C. Sections 7401 et seq.; the Hazardous Materials
                                  -- ----
     Transportation Act, 49 U.S.C. Sections 1471 et seq.; the Toxic
                                                 -- ----
     Substances Control Act, 15 U.S.C. Sections 2601 through 2629; and the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j; and any other Federal environmental laws; as have been amended from time to time and in each case as in effect at all relevant times from the date hereof through the Closing Date; and any similar state and local laws and ordinances and the regulations in effect at all relevant times from the date hereof through the Closing Date implementing such statutes.

          "Arthur Andersen" means Arthur Andersen LLP, independent public
           ---------------
     accountants for Quaker.

          "Assumed Contracts" has the meaning specified in Section 2.2(a)(i).
           -----------------

          "Assumed Liabilities" has the meaning specified in Section 2.2(a), as
           -------------------
     limited by the provisions of Section 2.2(b).

          "Base Amount" has the meaning specified in Section 2.4(c).
           -----------

          "Basket" has the meaning specified in Section 10.5.
           ------

          "Canadian Patents" shall mean those patents set forth in Schedule
           ----------------
     2.1(i).

          "Commission" means the United States Securities and Exchange
           ----------
     Commission.

          "Closing" and "Closing Date" have the respective meanings specified in
           -------       ------------
     Section 2.6.

          "Closing Financial Statements" has the meanings specified in Section
           ----------------------------
     12.19.

          "Closing Inventory" has the meaning specified in Section 2.4(a).
           -----------------

          "Closing Inventory Statement" has the meaning specified in Section
           ---------------------------
     2.4(a).

          "Confidentiality Agreement" has the meaning specified in Section 5.1.
           -------------------------

          "Contract" means any contract, agreement, commitment or other binding
           --------
     arrangement (including purchase orders), whether oral or written, but excluding Plans and Permits.

          "DOJ" means the United States Department of Justice, including any
           ---
     division thereof.

          "Employees" has the meaning specified in Section 7.1.
           ---------

          "Environmental Complaint" has the meaning specified in Section
           -----------------------
     3.11(b).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations of the Commission promulgated thereunder.

          "Excluded Assets" has the meaning specified in Section 2.1.
           ---------------

          "Financial Statements" has the meaning specified
           --------------------
     in Section 3.5

          "Foreign Trademarks" shall mean those trademarks set forth in Schedule
           ------------------
     2.1(i).

          "Formulas" has the meaning specified in Section 2.1(g).
           --------

          "FTC" means the United States Federal Trade Commission.
           ---

          "Gaines" means Gaines Pet Foods Corp., a Delaware corporation and
           ------
     direct wholly owned subsidiary of QOAC.

          "Gaines Employees" has the meaning specified in Section 7.1.
           ----------------

          "Gaines Plans" has the meaning specified in Section 3.8.
           ------------

          "Gaines Stock" has the meaning set forth in the second recital to this
           ------------
     Agreement.

          "Governmental Authority" means (i) any government or political
           ----------------------
     subdivision thereof whether federal, state, local or foreign and (ii) any agency, department, division, court, tribunal or instrumentality of any such government or political subdivision.

          "Hazardous Discharge" has the meaning specified in Section 3.11(b).
           -------------------

          "Hazardous Substance" means any substance, chemical, or waste that is
           -------------------
     listed as hazardous, toxic, or dangerous or a contaminant or pollutant under Applicable Environmental Law, and any petroleum products.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
     1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnitee" and "Indemnitor" have the respective meanings specified
           ----------       ----------
     in Section 10.4(a).

          "Intellectual Property" has the meaning specified in Section 3.12(a).
           ---------------------

          "Inventory" means raw materials, ingredients, work-in-process,
           ---------
     finished goods and packaging materials.

          "IRC" means the Internal Revenue Code of 1986, as amended.
           ---

          "IRS" means the United States Internal Revenue Service.
           ---

          "June Balance Sheet" and "June Financial Statements" have the meanings
           ------------------       -------------------------
     specified in Section 12.19.

          "Knowledge of Sellers", "Sellers' Knowledge" or words of similar
           --------------------    ------------------
     import means such knowledge of facts actually known or which, after reasonable inquiry, could reasonably be expected to be known, by Douglas Mills, Executive Vice President, R. Thomas Howell, Jr., Vice President - General Corporate Counsel and Corporate Secretary, Michael D. Annes, Director of Business Development - Thomas Gettings, Vice President and Corporate Controller, Scott Kappmeyer, Director - Finance Planning, Margaret Stender - Vice President Marketing, Terry Mohr, Vice President - Diversified Sales, Dick Larson, Vice President - Supply Chain, Carl Curry, Vice President - Logistics; each of The Quaker Oats Company; provided,
                                                                  --------
     however, that with respect to
     -------

     Section 3.12 of this Agreement, "Knowledge of Sellers", to "Sellers' Knowledge" or words of similar import also includes such knowledge of Janet Silverberg, Trademark Attorney - The Quaker Oats Company or any attorney or paralegal under her supervision.

          "Lease Agreement" has the meaning specified in Section 2.6(b)(xii).
           ---------------

          "Licensed Patents" has the meaning specified in Section 5.9.
           ----------------

          "Licensed Trade Secrets" has the meaning specified in Section 5.9.
           ----------------------

          "Liens" has the meaning specified in Section 3.6.
           -----

          "Losses" has the meaning specified in Section 10.4(a).
           ------

          "Material Contracts" has the meaning specified in Section 3.7.
           ------------------

          "Mechanic's Liens" has the meaning specified in Section 3.6.
           ----------------

          "Net Sales" means gross sales less product returns, price allowances
           ---------
     (not including trade deals) and trade cash discounts.

          "Non-Compete Covenant" means the representations, covenants and
           --------------------
     warranties provided in Section 5.6.

          "Non-Transferred Employees" has the meaning specified in Section 7.1.
           -------------------------

          "Notice of Claim" has the meaning specified in Section 10.4(b).
           ---------------

          "NVGP" means Net Sales, less cost of sales (raw materials costs,
           ----
     package materials costs, manufacturing labor costs, variable utilities expense, and the cost of handling and the cost of transportation to customers), and advertising and merchandising expenses.

          "OSHA" has the meaning specified in Section 5.14.
           ----

          "Other Real Property" has the meaning specified in Section
           -------------------
     2.2(b)(xiii).

          "Owned Real Property" has the meaning specified in Section 2.1(a).
           -------------------

          "Pension Plan" has the meaning specified in Section 3.8(b).
           ------------

          "Permit" means any certificate of occupancy, license, permit, order or
           ------
     approval of any Governmental Authority.

          "Permitted Liens" has the meaning specified in Section 3.6.
           ---------------

          "Person" means an individual, a corporation, a partnership, an
           ------
     association, a limited liability company, a trust, any unincorporated organization, or a government or political subdivision thereof.

          "Pet Food Business" means the pet food business as currently is, and
           -----------------
     in the past twelve months has been, conducted by Quaker and its Affiliates in the Territory, including, without limitation, the business of manufacturing and marketing the Products in the Territory, but excluding the Excluded Assets.

          "Physical Assets" has the meaning specified in Section 2.1(b).
           ---------------

          "Plans" has the meaning specified in Section 3.8(a).
           -----

          "Products" means all pet products, including, without limitation, all
           --------
     dry dog and cat food, semi-moist dog food, canned dog and cat food, dog and cat treats, including, without limitation, those various products set forth in Schedule 1.1, and all products sold by Sellers, Gaines and any Affiliates of Quaker under the trademarks referred to in Section 3.12.

          "Purchase Price" has the meaning specified in Section 2.3.
           --------------

          "Purchase Price Reduction" has the meaning specified in Section
           ------------------------
     2.4(c).

          "Purchaser Loss" has the meaning specified in Section 10.2.
           --------------

          "reasonable best efforts" shall mean best efforts; provided that in
           -----------------------
     using such best efforts such party shall not be obligated to incur any substantial financial obligations.

          "Receivables" means all accounts, and notes receivable of the Pet Food
           -----------
     Business as of the Closing Date, including any intercompany receivables.

          "Schedules" are the schedules furnished by Sellers to Purchaser
           ---------
     pursuant to this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations of the Commission promulgated thereunder.

          "Sellers' Consolidated or Combined Returns" has the meaning specified
           -----------------------------------------
     in Section 11.2.

          "Statement" has the meaning specified in Section 11.2.
           ---------

          "Sellers' Loss" has the meaning specified in Section 10.3.
           -------------

          "Taxes" means all taxes, charges, fees, levies, imposts, or other
           -----
     similar assessments, including, without limitation, (a) income, alternative minimum, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States, any state, local, or non-United States government, or any subdivision, agency, or other similar Person of the United States, or any such government; (b) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute in respect thereof, and (c) any costs, attorneys' fees and expenses associated therewith.

          "Tax Returns" means any report, return, statement, or other
           -----------
     information required to be filed with or supplied to any taxing authority in connection with Taxes.

          "Taxes Not Yet Due and Payable" has the meaning specified in Section
           -----------------------------
     3.6.

          "Territory" means the United States, Canada and Mexico (including
           ---------
     Puerto Rico and all United States' territories, protectorates and possessions situated in the North Western hemisphere), the islands in the Caribbean, and in the Gulf of Mexico. Notwithstanding the foregoing, for purposes of all provisions of this Agreement relating to Intellectual Property, Trade Secrets, Licensed Patents, Licensed Trade Secrets, and Additional Intellectual Property, "Territory" means the United States, Canada and Mexico only.

          "Third Party Claims" has the meaning specified in Section 10.4(c).
           ------------------

          "Title Company" has the meaning specified in Section 8.7.
           -------------

          "Total Purchase Price" means the sum of (i) the Purchase Price as
           --------------------
     specified in Section 2.3 and (ii) the liabilities and obligations assigned to and assumed by Purchaser pursuant to Section 2.2(a).

          "Trade Secrets" has the meaning specified in Section 2.1(g).
           -------------

          "Transferred Employees" has the meaning specified in Section 7.1.
           ---------------------

          "Transition Agreement" has the meaning specified in Section
           --------------------
     2.6(b)(ix).

          "Warehousing and Distribution Agreement" has the meaning specified in
           --------------------------------------
     Section 2.6(b)(x).

          As used in Sections 2.1, 2.2(b) and (d), 2.4, 2.5(b), 2.6, 2.7, 2.8
and 2.9 of this Agreement, all references to "Quaker" or "Sellers", as the case may be, shall be deemed to refer to Quaker and each of its Affiliates that (i) is or has, during the past twelve months, been engaged in the Pet Food Business, or (ii) owns or holds tangible or intangible assets or properties which are used in the Pet Food Business. Accordingly, any obligation imposed upon an Affiliate of Quaker hereunder shall be deemed to be an obligation of Quaker to cause such affiliate to take such action.


                                      II

                          SALE AND PURCHASE OF ASSETS

    Section 2.1.   Transfer of Assets.  Upon the terms and subject to the
                   ------------------
conditions set forth in this Agreement, on the Closing Date (by means of the transfer and sale by Quaker to Purchaser of its Pet Food Business assets and, by operation of law, by means of the sale by QOAC to Purchaser of the Gaines Stock, as hereinafter described), Sellers shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall purchase and accept from Sellers, all of their respective right, title and interest in, to and in respect of the following assets (the "Acquired Assets"):

        (a) the real property owned by Quaker and Gaines, as applicable, and described in Schedule 2.1(a), and the buildings, structures, fixtures and other improvements located thereon (collectively, the "Owned Real Property"), together with all right, title and interest, if any, of Quaker and Gaines, as applicable, in and to all appurtenances of any nature whatsoever existing with respect to such Owned Real Property;

        (b) all machinery, equipment, tools, dies, molds, spare parts, motor vehicles, furniture, office supplies, maintenance and operating supplies, computer hardware, software and peripherals and other tangible personal property and all animals used in the Pet Food Business on the date hereof, including, without limitation, the machinery, equipment, tools, dies, molds, spare parts, motor vehicles, furniture, office supplies, maintenance and operating supplies, computer hardware, software and peripherals and tangible personal property and animals categorically described or to the extent, reasonably practicable, listed in Schedule 2.1(b); and those items of tangible personal property and animals which are acquired by Quaker and Gaines, as applicable, for use in the Pet Food Business between the date hereof and the Closing Date, but excluding from this subsection 2.1(b), except to the extent included below, (i) Inventory and the books and records described in Section 2.1(d) below and (ii) any furniture and office supplies disposed of or consumed by Quaker and Gaines, as applicable, in the ordinary course of business between the date hereof and the Closing Date (collectively, the "Physical Assets"), together with any assignable manufacturers' and vendors' warranties and other rights relating thereto;

         (c) all Inventory owned by Quaker and Gaines, as applicable, as of the Closing Date, wherever located, relating to the Pet Food Business, in addition to all finished products returned by customers after the Closing Date;

         (d) all of the books and records of Quaker and Gaines, as applicable, to the extent relating to the Pet Food Business or the Acquired Assets, including, without limitation, files, equipment maintenance data, accounting records, internal audit work papers, Inventory records, sales and sales promotional data (including with respect to the sales and distribution locations of the Pet Food Business), advertising materials, customer and consumer lists, cost and pricing information, supplier lists, business plans, product development information, marketing materials (including test marketing and related market research data), title reports, title policies, appraisals, engineering and environmental studies, Personnel records (to the extent the transfer of such records is permitted by law; it being agreed and understood, however, that if such transfer is not permitted by law, to the extent permitted by law, Sellers shall provide Purchaser with reasonable access to and, to the extent practicable, copies of, such records), technical data, specifications, work standards and manufacturing, assembling and process information, designs, processes, operating manuals, operating data and plans, engineering drawings, working drawings, schematics, blueprints, flowsheets and models, and waste disposal records (including identification of all entities and facilities used by Sellers or Gaines or, to the extent available, by any other owner or operator of the Owned Real Property, at any time prior to the Closing Date for disposal of solid wastes and Hazardous Substances, if any), but excluding invoices and those portions of any such items of Quaker and Gaines, as applicable, which incorporate or reflect confidential information relating to any other business of Quaker and Gaines;

         (e) subject to Section 2.7, all Permits relating to the Pet Food Business or the Acquired Assets, including, without limitation, Permits which are listed in Schedule 3.11(a);

         (f) all right, title and interest of Quaker, Gaines and Affiliates, as applicable, in and to all Intellectual Property described in Schedule 3.12(a);

         (g) all right, title and interest of Quaker, Gaines and Affiliates, as applicable, in and to (i) all trade secrets, know-how, technology and manufacturing processes which are used solely in the Territory and relate solely to the Pet Food Business, (ii) all formulas, recipes, process sheets and mixing instructions which are used solely in the Territory and relate solely to the Pet Food Business (the

     "Formulas"), and (iii) all rights that are similar to the Formulas and other intangible personal property which are used solely in the Territory and relate solely to the Pet Food Business (items (g) (i) through (g)
     (iii) being, collectively, the "Trade Secrets"); and those rights in the Licensed Patents and the Licensed Trade Secrets as set forth in Section 5.9;

         (h) all right, title and interest of Quaker, Gaines, and Affiliates, as applicable, in the Territory in and to all divisions, reissues, continuations, continuations-in-part, renewals and/or extensions thereof for all issued patents and pending patent applications used solely in the Pet Foods Business as set forth in Schedule 3.12(a), and the inventions and improvements therein; and all right, title and interest, of Quaker, Gaines and Affiliates, as applicable, in the Territory and other foreign countries in and to: all fictitious business names, all unregistered tradenames and trademarks, including common law trademarks, all unregistered copyrights, all label designs, and all tradedress, which relate solely to the Pet Food Business (collectively the "Additional Intellectual Property");

         (i) all right, title and interest of Quaker, Gaines and Affiliates, as applicable, in and to Canadian Patents and Foreign Trademarks set forth in
     Schedule 2.1(i);

         (a) subject to Section 2.7, all of the rights and interests of Quaker and Gaines, as applicable, under Contracts relating to the Pet Food Business or the Acquired Assets, except to the extent such Contracts are individually or in the aggregate immaterial, including, without limitation, those Contracts listed on Schedule 3.7(a) (but excluding those Contracts on such Schedules denoted with a single asterisk), plus all unfilled customer orders as of the Closing Date and any such Contracts that have been entered into by Quaker and/or Gaines, between the date hereof and the Closing Date in the ordinary course of business without violating the provisions of this Agreement and which also would not be required to be listed in Schedule 3.7(a);

         (b) all right, title and interest of Quaker and Gaines, as applicable, in and to all one-time, nonrecurring or unusual deposits made with any Governmental Authority or with any utility company or third party relating to the use, operation or enjoyment of the Acquired Assets or the Pet Food Business or for use of services provided in respect of the Acquired Assets or the Pet Food Business, in all cases to the extent such deposits are not of a type which customarily would be subject to proration in transactions of the type contemplated by this Agreement;

         (c)  except to the extent the Purchase Price is reduced pursuant to
     Section 2.9, all claims of Quaker and Gaines against third parties relating to the Acquired Assets or the Pet Food Business, including without limitation: (i) those claims in respect of rights under manufacturers' and vendors' warranties, guarantees or similar obligations and (ii) all rights of indemnity and claims that Quaker and/or Gaines may have against any Person who damaged or injured, or caused any damage or injury to, any portion of the Acquired Assets or the Pet Food Business;

         (d)   the goodwill of the Pet Food Business;

         (e)   the Gaines Stock; and

         (f) cash received by Quaker or the Pet Food Business from customers with respect to shipments of Products made after the Closing Date; it being hereby agreed and understood that Sellers and Purchaser shall enter into such appropriate arrangements so as to effectuate the purpose and intent of this Section 2.1(n).

provided, however, that the Acquired Assets shall not include and Sellers shall
--------  -------
retain all of their respective right, title and interest in, to and in respect of, and Purchaser shall not acquire, the following assets and property whether owned by Sellers or Gaines on the date hereof or hereafter acquired by such parties prior to the Closing Date (the "Excluded Assets"):

               (i) except as provided in Section 2.1(n), cash and cash equivalents;

               (ii)   the Receivables of the Pet Food Business;

               (iii) Tax refunds and Tax claims with respect to periods ending on or before or which include the Closing Date, insurance claims, except as provided in Section 2.9(b), and any prepaid expenses and other similar items with respect to the Pet Food Business, except as prorated in accordance with Section 2.6(d) or as otherwise provided in Section 2.1(j);

               (iv) all rights accruing to Sellers and/or their respective Affiliates under this Agreement;

               (v) any Contract in Schedule 3.7(a) denoted with a single asterisk;

               (vi) the assets described in Schedule 2.1(vi) which are designated as "Excluded Assets";

               (vii) all insurance policies relating to the Pet Food Business and/or the Acquired Assets, except those rights, if any, acquired by Purchaser by operation of law in connection with the purchase of the Gaines Stock;

               (viii) all Gaines Plans, except as set forth on
               Schedule 2.1(viii);

               (ix) those categories of assets, properties, rights and interests to be used by Sellers or their Affiliates in performing their services under the Transition Agreement (and in the schedules and exhibits thereto);

               (x) all assets normally located at, on or in (a) the Quaker Tower, 321 North Clark Street, Chicago, Illinois, 60610, (b) any Quaker customer business center, (c) any Quaker sales office, (d) any Quaker distribution center or (e) the Barrington research and development center, 617 West Main Street, Barrington, Illinois, in each case, except for computer software relating to the Pet Food Business or the information contained therein, all books and records relating to the Pet Food Business (including with respect to the distribution or sales functions of the pet food business conducted by Quaker), all personal computers of Transferred Employees, the right to use the Licensed Trade Secrets, the equipment listed on Schedule 2.1(b), and all Inventory situated at the various Quaker distribution centers;

               (xi)   any real property other than the Owned Real Property;

               (xii) each of the Contracts related to the Pet Food Business which are distributorship, dealer, broker, manufacturer representative, Nielsen marketing Contracts, derivative Contracts, Contracts relating to any Quaker customer business center, distribution center or the Barrington research and development center, any transportation related Contract, any warehousing Contract or any information systems Contracts;

               (xiii) that certain Arizona property located at Lot 1 of Section 18, Township 5 South, Range 9 East of the Gila and Salt River Base and Meridian, located in Pinal County, Arizona (the "Arizona Property") owned by Gaines; and

               (xiv) subject to the provisions of the Transition Agreement, the "Quaker" trademark or tradename, including Quaker's or its Affiliates' (other than Gaines) corporate names, symbols or identifiers;

          Purchaser hereby agrees that in the event that prior to the Closing, Sellers are unsuccessful in transferring all of the Excluded Assets to Quaker, then following the Closing, upon the reasonable request of Sellers and without further consideration, Purchaser shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to Sellers such other instruments of conveyance and transfer, assignments, bills of sale, further assurances and other documents, and shall take all such other actions as Sellers may reasonably request in order to vest more effectively in Sellers or put Sellers in possession of, any of the Excluded Assets, and to carry out the purpose and intention of this
Section 2.1.

     Section 2.2   Assumption of Liabilities.
                   -------------------------

         (a) Subject to Section 2.2(b), in partial consideration of the transfer to Purchaser of the Acquired Assets, Purchaser, at the Closing, shall assume, and thereafter shall pay, fulfill, perform or otherwise discharge when due, only the following liabilities and obligations of Sellers to the extent such liabilities and obligations relate solely to the Pet Food Business or the Acquired Assets not conducted as of the Closing Date (collectively, the "Assumed Liabilities"):

               (i) all obligations of Quaker accruing after the Closing under the Contracts relating to the Pet Food Business or the Acquired Assets (A) as are listed in Schedule 3.7(a) (but excluding those Contracts on such Schedule denoted with a single asterisk), (B) which are not required to be listed in Schedule 3.7(a) and were entered into by Quaker in the ordinary course of business consistent with past practice on or before the date hereof which individually and in the aggregate are not material and (C) which are entered into by Quaker in the ordinary course of business consistent with past practice between the date hereof and the Closing Date and not in violation of the provisions of this Agreement which individually and in the aggregate are immaterial, and which, in each case, are validly assigned to Purchaser (collectively, the "Assumed Contracts").

               (ii) all liabilities and obligations accruing after the Closing under the assumed Permits held by or on behalf of Sellers and which are validly assigned to Purchaser;

               (iii) the liabilities and obligations undertaken by Purchaser as provided in Article VII;

               (iv) all liabilities and obligations described in Section 2.2(b)(vii) and Section 2.2(b)(ix) which are not Excluded Liabilities;

               (v)    subject to any claims by Purchaser pursuant to Section
               3.14 which shall control, all refund, return, repair, replacement, allowance and warranty claims, obligations and liabilities (a) relating to goods sold or manufactured by the Pet Food Business prior to the Closing Date or (b) which arise from Inventory held on the Closing Date, except in the case of both clauses (a) and (b) above, Purchaser shall not assume or be responsible for any such liability or obligation with respect to goods manufactured and sold by the Pet Food Business prior to the Closing Date unless the claim for refund, return, repair, replacement, allowance or warranty is made after the second anniversary of the Closing Date;

               (vi)   subject to any claims by Purchaser pursuant to Section
               3.14 which shall control, any liability or obligation relating to, resulting from or arising out of claims for personal injury of any kind or death or property damage related to the use of, or exposure to, products manufactured by the Pet Food Business prior to the Closing Date, except Purchaser shall not assume or be responsible for any such liability or obligation with respect to products which were manufactured and sold by the Pet Food Business prior to the Closing Date unless such claim for personal injury of any kind or death or property damage is asserted after the third anniversary of the Closing Date;

               (vii) all unpaid liabilities and obligations with respect to (i) the redemption of Sellers' coupons after the Closing (including all handling and processing fees) for the Pet Food Business issued prior to the Closing Date up to $8,000,000 and (ii) Sellers' normal trade billback deals (identified and accounted for under account number 43 under Quaker's chart of accounts) entered into in the ordinary course of business for the Pet Food Business which are in effect on the Closing Date; and

               (viii) all liabilities and obligations which have arisen or which arise between the date hereof and the Closing Date in the ordinary course of the Pet Food Business and which individually and in the aggregate are immaterial.

         (b) Notwithstanding anything to the contrary in Section 2.2(a), except as otherwise set forth below, neither Purchaser nor Gaines shall assume, or in any way be liable or responsible for, any liabilities and/or obligations of Sellers or Gaines, unless specifically assumed pursuant to Section 2.2(a) (the "Excluded Liabilities") including, without limitation:

               (i) any profit or loss derived from the sale provided for by this Agreement;

               (ii) any liabilities or obligations of Sellers other than those relating to businesses other than the Pet Food Business;

               (iii) any liability or obligation under Contracts of Sellers or Gaines or Permits of Sellers or Gaines that are not Assumed Contracts or Assumed Permits and any liability or obligation under the Assumed Contracts or the Assumed Permits which accrue or arise prior to the Closing;

               (iv) any accounts payable or accrued expenses (except for obligations set forth in Section 2.2(a) above or to the extent prorated in accordance with Section 2.6(d)) of the Pet Food Business as of the Closing Date;

               (v) except for the Assumed Contracts, any intercompany debt, settlement or other liability or obligation between the Pet Food Business and Sellers or any Affiliate of Sellers;

               (vi) subject to the provisions of Article VII which shall be controlling, any liability or obligation of Sellers relating to the employment or termination of employment of any Person arising prior to the Closing Date;

               (vii) any liability or obligation relating to, resulting from or arising out of claims based on violations of laws or regulations as in effect at or prior to the Closing Date, in each case arising out of or relating to events which have occurred, or products which have been manufactured, or services which have been performed by, the Pet Food Business, or the use of the Acquired Assets or the operation of the Pet Food Business, prior to the Closing Date, but in the case of this subparagraph
               (b)(vii), only to the extent that Sellers would be obligated to indemnify Purchaser under this Agreement as a result of a breach by Sellers of the representations and warranties set forth in
               Section 3.11(a) or Section 3.11(b);

               (viii) subject to Article XI and Section 12.15, which shall control, any liability or obligation for federal, state or local income Taxes;

               (ix) any liability (including strict liability) for: (A) generation, storage, transportation, disposal or treatment of Hazardous Substances by or on behalf of the Pet Food Business, or from, on or into the Owned Real Property or any leased real property, (B) migrating or leaching of Hazardous Substances onto or into the Owned Real Property or any leased real property, or from the Owned Real Property or any leased real property, onto or into any property adjacent thereto; or (C) violations of Applicable Environmental Laws and/or Permits which relate to the Pet Food Business or the Acquired Assets (including the Owned Real

               Property and any leased real property); only to the extent that such liability relates to conditions or events existing on or prior to the Closing Date, and only to the extent Sellers would be obligated to indemnify Purchaser under this Agreement as a result of a breach by Sellers of the representations and warranties set forth in Section 3.11(b);

               (i) except for the Assumed Contracts and as specifically set forth in Schedule 2.2(b)(x), any liability or obligation relating to any indebtedness for borrowed money owed by Sellers or Gaines to any third party or any guarantee by Sellers or Gaines in favor of any third party;

               (ii) any debt, liability or obligation of Gaines, whether accrued, absolute, contingent or otherwise of any nature whatsoever, whether or not known due or payable, that arises out of the operation or conduct of Gaines or its directors, officers or employees or any subsidiary on or prior to the Closing Date not constituting an Assumed Liability; and

               (iii) any liability obligation relating in any way to Sellers' or Gaines' ownership, use, control, possession, or operation on or prior to the Closing Date of any real property other than the Owned Real Property (the "Other Real Property"), including, without limitation, any liability (including strict liability) for: (A) generation, storage, transportation, disposal or treatment of Hazardous Substances by or on behalf of the Pet Food Business, or from, on or into the Other Real Property, (B) migrating or leaching of Hazardous Substances onto or into the Other Real Property, or from the Other Real Property onto or into any property adjacent thereto; or (C) violations of Applicable Environmental Laws and/or Permits which relate to the Pet Food Business or Other Real Property, only to the extent that such liability relates to conditions or events existing on or prior to the Closing Date, and only to the extent that Sellers would be obligated to indemnify Purchaser under this Agreement as a result of a breach by Sellers of the representations and warranties set forth in
               Section 3.11(b);

               (iv) any debt, liability or obligation of Sellers whether accrued, absolute, contingent or otherwise of any nature whatsoever, whether or not known due or payable, that arises out of operation or conduct of the Pet Food Business or its directors, officers or employees or any subsidiary on or prior to the Closing Date not constituting an Assumed Liability.

   (b) Except as set forth in Article VII and as otherwise expressly provided in this Agreement, after the Closing, Purchaser or Gaines solely shall be responsible for all liabilities and obligations to Transferred Employees arising from Purchaser's or Gaines' hiring or termination of such employees and all other liabilities and obligations to the extent arising from its use or operation of the Pet Food Business or the Acquired Assets.

   (c) Quaker hereby agrees that in the event that prior to the Closing, Sellers are unsuccessful in transferring all of the Excluded Liabilities to Quaker, then following the

Closing, upon the reasonable request of Purchaser and without further consideration, Quaker shall execute, acknowledge and deliver (or cause to be executed, acknowledged and delivered) to Purchaser such other instruments of assumption, further assurances and other documents, and shall take all such other actions as Purchaser may reasonably request in order to cause Quaker to be bound by, and cause Purchaser and Gaines to be released from, the Excluded Liabilities, and to carry out the purpose and intention of this Section 2.2.


     SECTION  2.3.  Purchase Price and Other Consideration; Payment.  On the
                    ------------------------------------------------
Closing Date, Purchaser shall acquire the Acquired Assets, in consideration for
(i) a cash purchase price of SEVEN HUNDRED TWENTY FIVE MILLION and 00/100 DOLLARS ($725,000,000) (the "Purchase Price"), subject to possible adjustment after the Closing Date as provided in Sections 2.4 and 2.6(d), and (ii) the execution and delivery by Purchaser of an assumption agreement pursuant to which Purchaser shall assume the Assumed Liabilities. The Purchase Price shall be paid to Quaker at the Closing by wire transfer of immediately available U.S. funds to an account (or accounts) designated in writing by Quaker to Purchaser not less than two business days prior to the Closing.

     SECTION 2.4.  Minimum Inventory.
                   ------------------

         (a) On the Closing Date, Sellers shall take a complete physical count of the Inventory owned by Quaker and Gaines, as applicable, relating to the Pet Food Business, and Purchaser or its representatives shall be permitted to observe such physical count being taken. Within 30 days after the Closing Date, Sellers shall deliver to Purchaser a statement (the "Closing Inventory Statement") indicating the value of such Inventory transferred to Purchaser or held by Gaines as of the Closing Date (the "Closing Inventory"). Such statement shall be prepared in accordance with (i) generally accepted accounting principles except for those procedures which are in accordance with Quaker's internal accounting policies as at December 31, 1994 and (ii) all books, records and accounts of Sellers and Gaines. Purchaser and its representatives shall have the right to review all work papers and procedures used to prepare the Closing Inventory Statement and the right to perform any other reasonable procedures necessary to verify the accuracy thereof. Each party shall bear its own expenses incurred in connection with the above procedures. No value shall be assigned to Inventory which is not in compliance with the warranty and representation of Sellers set forth in the first sentence in Section 3.14, which warranty and representation shall not be qualified or limited for the purposes of this Section 2.4 by any disclosures in Schedule 3.14.

         (b) Unless Purchaser, within 30 days after delivery to Purchaser of the Closing Inventory Statement, notifies Sellers in writing that it objects to the Closing Inventory Statement and specifies, in reasonable detail, the basis for such objection, such Closing Inventory Statement shall become final, binding and conclusive upon the parties for all purposes of this Agreement. If Purchaser and Sellers are unable to resolve any objections to the Closing Inventory Statement within 10 days after any such notification has been given, the dispute shall be referred to a nationally recognized public accounting firm mutually selected by Purchaser and Sellers. If Purchaser and Sellers are unable to agree upon the designation of such an accounting firm within five days after the expiration of such 10 day period, either Purchaser or Sellers may thereafter request that the AAA make such designation. The accounting firm so designated will make a determination as to each of the items in dispute, which deter-mination shall be final, conclusive and binding upon each of the parties hereto. Purchaser and Sellers shall cooperate with one another and with their authorized representatives in order to resolve any and all matters in dispute under this Section 2.4(b) as soon as practicable and shall share equally the fees and expenses of the designated accounting firm and the AAA.

         (c) If the value of the Closing Inventory is lower than $22,000,000 (the "Base Amount"), then the Purchase Price shall be decreased dollar-for-dollar by the difference (the "Purchase Price Reduction") between the Base Amount and the value of the Closing Inventory. Sellers shall remit the amount of such Purchase Price Reduction to Purchaser, with interest from the Closing Date to the date of payment, within five days after delivery to Purchaser of the Closing Inventory Statement as provided in Section 2.4(b) above; provided, however, that acceptance by Purchaser of such payment
            --------  -------
     shall not constitute a waiver of Purchaser's right to object to the Closing Inventory Statement during the 30-day period following its delivery. If Purchaser does raise an objection and if resolution of such objection results in a further Purchase Price Reduction, payment of such additional amount, with interest, from the Closing Date to the date of payment, shall be made to Purchaser within five days following final resolution of the objection.

         (d) If the value of the Closing Inventory exceeds $26,000,000, Purchaser shall, within five days after the expiration of the 30-day period referred to in clause (b) above, or, if Purchaser contests the Closing Inventory Statement, within five days after final resolution of such objection, remit to Sellers the amount of such excess (such remittance not to exceed the sum of $2,000,000), together with interest thereon from the Closing Date to the date of payment.

         (e) Any undisputed or resolved amounts shall be payable within five days of the date such amount is determined to be undisputed or resolved, with interest, even if other amounts continue to be disputed and unresolved. Interest for purposes of this Section 2.4 shall be at the prime lending rate as announced by NationsBank, N.A. on the nearest date next preceding the date of this Agreement.

     SECTION 2.5.  Allocation of the Total Purchase Price.  The Total Purchase
                   ---------------------------------------
Price shall be allocated among the Acquired Assets, as follows:

         (a)  $245,000,000 shall be allocated to the Gaines Stock;

         (b) The remainder of the Total Purchase Price shall be allocated among the remaining Acquired Assets in accordance with a written appraisal of the remaining Acquired Assets conducted by a nationally recognized appraisal firm to be selected by Purchaser, and in accordance with the requirements of IRC Section 1060. Such appraisal shall be conducted at Purchaser's sole direction and completed not less than 30 days prior to the earlier to occur of the due date, including extensions, for filing the U.S. federal income Tax Return for either Sellers or Purchaser for the fiscal year during which the Closing Date occurs. The cost of such appraisal shall be borne by Purchaser. Sellers and Purchaser agree to make all appropriate tax filings on a basis consistent with such appraisal and to exchange drafts of any information returns required by IRC Section 1060, and all similar state statutes, at least 10 days prior to filing any such return with the appropriate Governmental Authority. In the event Purchaser fails to obtain such a written appraisal within the time specified in this
     Section 2.5(b),

     Sellers may allocate the Total Purchase Price among the remaining Acquired Assets in any reasonable manner consistent with the requirements of IRC Section 1060.

     SECTION 2.6.  Closing; Deliveries at the Closing.
                   -----------------------------------

         (a) The sale and purchase of the Acquired Assets contemplated hereby (the "Closing") shall take place on March 8, 1995 at the offices of Quaker, Quaker Tower, 321 North Clark Street, Chicago, Illinois 60610, or as soon thereafter as practicable, but not later than three days after all conditions to each party's obligation to close hereunder shall have been satisfied or waived. If all conditions to each party's obligation to close hereunder shall have been satisfied or waived prior to March 8, 1995, the parties shall close promptly thereafter, but in no event less than three business days after all such conditions have been satisfied or waived. The day on which the Closing shall occur is hereinafter referred to as the "Closing Date".

         Except as otherwise required by law, the Closing shall be deemed to have occurred as of the opening of business on the Closing Date.

         (c)  At the Closing, Sellers shall deliver to Purchaser:

               (i) duly executed deeds customarily used (in the respective jurisdictions in which such Owned Real Property is situated) to convey the Owned Real Property to Purchaser in the forms attached hereto as Exhibits A-1 and A-2, respectively;

               (ii) a duly executed general assignment of all trademarks that are included in the

               Acquired Assets (in a form substantially similar to Exhibit B-1 attached hereto) and duly executed assignments in recordable form of all trademarks that are set forth in Schedule 3.12(a) and are in the Territory. Within 60 days after Closing, Seller shall deliver to Purchaser duly executed trademark assignments, in recordable form, for all trademarks set forth in Schedule 3.12(a), and to the extent assignable, those Foreign Trademarks set forth in Schedule 2.1(i) that have not already been delivered at Closing;

               (iii) unexecuted assignments of all patents that are set forth in Schedule 3.12(a) in a form substantially similar to Exhibits B- 2(a) and B-2(b) respectively, attached hereto. Within 75 days after Closing, Seller shall deliver to Purchaser duly executed patent assignments, in recordable form, for all patents set forth in Schedule 3.12(a) and, to the extent assignable, those Canadian Patents set forth in Schedule 2.1(i);

               (iv) a duly executed assignment in recordable form of all copyright registrations as set forth in Schedule 3.12(a) in a form substantially similar to Exhibit B-3 attached hereto, and a duly executed assignment of all right, title and interest of the Trade Secrets and Additional Intellectual Property as defined in Sections 2.1(g) and 2.1(h);

               (v) a duly executed assignment of all right, title and interest under Contracts and Permits that are included in the Acquired

               Assets in the form attached hereto as Exhibit C;

               (vi) all documents necessary to transfer to Purchaser title to the motor vehicles that are included in the Acquired Assets;

               (vii) a duly executed bill of sale transferring to Purchaser all of the remaining Acquired Assets not transferred pursuant to the instruments and documents referred to above in the form attached hereto as Exhibit D;

               (viii) the officer's certificate, the opinion of counsel and the certified resolutions referred to in Sections 8.1(c) and 8.8;

               (ix) subject to Section 2.7, all authorizations, waivers, consents and approvals necessary to transfer to Purchaser the Assumed Contracts and the Permits that are included in the Acquired Assets;

               (x) a duly executed counterpart original of the agreement substantially conforming to the outline of substantive terms attached hereto as Exhibit E (the "Transition Agreement");

               (xi) duly executed stock powers or similar instruments of transfer with respect to the Gaines Stock;

               (xii) a duly executed counterpart original of each of (A) the Lease Agreement with respect to certain office space located in the Quaker Tower in the form attached as Exhibit F-1 and (B) the Lease Agreement with respect to certain office space and other space located at Barrington research and development center in the form attached as Exhibit F-2 (collectively, the "Lease Agreements");

               (xiii) such other documents and instruments as Purchaser reasonably may request not less than five days prior to the Closing Date;

               (xiv) a duly executed assumption of the Excluded Liabilities (including all liabilities relating to the Arizona property) in the form attached hereto as Exhibit G;

               (xv) a duly executed license of the Licensed Patents and Licensed Trade Secrets as set forth in Section 5.9; and

               (xvi) to the extent assignable, a duly executed assignment of items Nos. 3, 5, 6 and 7 listed in Schedule 3.12(b)(iv).

         (d)  At the Closing, Purchaser shall deliver to Sellers:

               (i) the Purchase Price referred to in Section 2.3 in the manner set forth therein;

               (ii) a duly executed assumption agreement in respect of the Assumed Liabilities in the form attached hereto as Exhibit H;

               (iii) the officer's certificate, the opinion of counsel and the certified resolutions referred to in Sections 9.1(c) and 9.6;

               (iv) a duly executed counterpart original of the Transition Agreement;

               (v)    [intentionally left blank]

               (vi) a duly executed counterpart original of the Lease Agreements; and

               (vii) such other documents and instruments as Sellers reasonably may request not less than five days prior to the Closing Date.

         (e) As of December 31, 1994 the amount of Sellers' prepaid premium inventory and media expenses was $531,000 and $353,000 respectively. Within 30 days after the Closing, the parties shall prorate all prepaid expenses and similar items relating to the Pet Food Business and/or the Acquired Assets, if any, to the extent Purchaser reasonably is expected to receive the benefit thereof after the Closing, and Purchaser shall reimburse Sellers on the date of settlement for the unused portion of such expenses or other items as of the Closing Date. In addition, on the same date, all items listed below relating to the Pet Food Business and the Acquired Assets shall be prorated as of the Closing Date, with Sellers liable to the extent such items relate to any time period up to and including the day next preceding the Closing Date, and with Purchaser liable to the extent such items relate to the Closing Date and all periods subsequent thereto: personal property, real estate, occupancy and water Taxes, if any, on or with respect to the Pet Food

     Business or the Acquired Assets; rents, Taxes and other items due to Quaker and Gaines, as applicable, or payable by Quaker and Gaines, as applicable, under any Contract to be assigned to or assumed by Purchaser hereunder (other than those certain one-time nonrecurring or unusual deposits, the full amount of which shall be transferred to Purchaser pursuant to Section 2.1(j)); the amount of any license or registration fees with respect to any licenses or registrations which are being assigned or transferred hereunder; the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; and any other items which normally are prorated in connection with similar transactions. Sellers agree to furnish Purchaser with such documents and other records as Purchaser reasonably requests in order to confirm all adjustment and proration calculations including with respect to prepaid premium inventory and media expenses made pursuant to this Section 2.6(d). The net aggregate amount of such prorations shall be treated as an adjustment to the Purchase Price paid by Purchaser to Sellers on the Closing Date pursuant to Section 2.3. If current payments with respect to items to be prorated pursuant to this Section 2.6(d) are not ascertainable on or before such post-closing settlement date, such payments shall be prorated on the basis of the most recently ascertainable bill therefor and shall be reapportioned among Sellers and Purchaser when the current bills with respect to such items have been issued and a cash settlement shall be made promptly thereafter on an item-by-item basis. Notwithstanding anything in this Section 2.6(d) to the contrary, to the extent that there are any supplemental Taxes assessed with respect to the Acquired Assets relating to an event which occurred prior to the Closing Date, the portion of such Taxes for periods up to the Closing shall be paid by Sellers when due, notwithstanding the fact that such Taxes are not assessed or known on the Closing Date.

     Section 2.7.  Nonassignable Contracts and Permits.
                   -----------------------------------

         (a) To the extent that any Assumed Contract or Permit that is included in the Acquired Assets is not capable of being assigned or transferred without the prior consent or waiver of the counterparty (or parties) thereto (including a Governmental Authority), or if such assignment or transfer or attempted assignment or transfer would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Contract or Permit until such time as such consent or waiver has been obtained.

         (b) Anything in this Agreement to the contrary notwithstanding, Sellers are not obligated to transfer to Purchaser any of their rights and obligations in, to and under any of the Contracts or Permits to be assigned hereunder without first having obtained all necessary consents and waivers thereto. Prior to the Closing Date, Sellers shall use their reasonable best efforts to obtain consents and waivers to allow the assignment of those Assumed Contracts and Permits listed in Schedule 2.7(b); provided,
                                                                    --------
     however, Sellers shall not without the consent of Purchaser, agree to any
     -------
     modification of any such Contract or Permit in the course of obtaining any such consents or waivers, or pay or commit to pay any consideration payable from the Acquired Assets. For a reasonable period of time after the Closing Date, not to exceed 180 days, Sellers shall use their reasonable best efforts to obtain any consents or waivers listed in Schedule 2.7(b) which were not obtained prior to Closing and any other consents and waivers under any such Contract or Permit which are reasonably requested by Purchaser.

         (c) To the extent that consents or waivers are not obtained, Sellers shall use their reasonable best efforts to assure to Purchaser the benefits of such Contracts and Permits and Sellers and Purchaser shall cooperate with each other to establish, to the extent practicable, arrangements that are reasonable and lawful as to both Sellers and Purchaser, and which result in the practical realization of the benefits and obligations under such Contracts and Permits being apportioned in a manner that is in accordance with the purpose and intention of this Agreement.

     Section 2.8.  Exclusive Sale of Trade Secrets.  Neither Sellers nor any
                   --------------------------------
of their respective Affiliates shall sell, assign, convey, deliver or otherwise transfer any of the Trade Secrets, or shall communicate any knowledge, data or other information with respect to the Trade Secrets to any Person, in the Territory other than to Purchaser, except to the extent such knowledge, data, or other information (i) is or becomes available to the public or becomes part of the public domain other than as a result of a disclosure by Sellers or their Affiliates or (ii) becomes available to Sellers or their Affiliates from a third party which, after due inquiry of such party, is not known by Sellers or their Affiliates to be in violation of any agreement with Purchaser. Nothing contained in this Section 2.8 shall prevent Sellers from selling, assigning or disclosing any or all trade secrets currently practiced in a country or locale outside the Territory to any Person of a country or locale in which such trade secrets are being practiced.

     Section 2.9.  Risk of Loss.  Risk of loss as to the Acquired Assets shall
                   ------------
pass from Sellers to Purchaser at Closing. Sellers shall bear all costs and expenses and assume all risks of condemnation, seizure, destruction, loss, damage or theft of the Acquired Assets arising and/or occurring prior to the time of the wire transfer of the Purchase Price on the Closing Date. Purchaser shall bear all costs and expenses and assume all risks of condemnation, seizure, destruction, loss, damage or theft of the Acquired Assets arising and/or occurring after the time of the wire transfer of the Purchase Price on the Closing Date. If at or prior to the time of the wire transfer of the Purchase Price on the Closing Date, all or any part of the Acquired Assets to be transferred hereunder are condemned, seized, destroyed, lost, stolen or damaged, then Purchaser shall have the options, exercisable by notice to Sellers in writing:

     (a) To reduce the Purchase Price of the Acquired Assets by an amount equal to the cost of repair, or if destroyed or damaged beyond repair, or if condemned, seized, lost or stolen, by an amount equal to the fair market value of the Acquired Assets and to complete the transaction herein contemplated at such reduced Purchase Price; it being hereby agreed and understood that, without Sellers' prior written consent, no such Purchase Price reduction shall be made in the event, and only to the extent that, such cost of repair or fair market value, as the case may be, after giving effect to any property or casualty insurance in respect thereof, exceeds $10,000,000 (which $10,000,000 shall not include self-insurance, deductibles and similar co-payments); or

     (b) To complete the transaction herein contemplated without reduction of the Purchase Price in which event all proceeds of insurance, or compensation for condemnation or seizure, payable with respect to such Acquired Assets shall be paid to Purchaser and all rights and claims of Sellers to any such amounts shall be assigned to Purchaser; or

     (c) To utilize alternatives (i) and (ii) concurrently but not with respect to any single asset.

          Nothing contained in this Section 2.9 shall impair any of Purchaser's or Sellers' rights under Section 12.1.


                                      III

                   REPRESENTATIONS AND WARRANTIES OF SELLERS

          As of the date of this Agreement and as of the Closing Date, Sellers hereby jointly and severally represent and warrant to Purchaser as follows:

   Section 3.1.  Incorporation; Qualification.  Each of Sellers and Gaines is a
                 ----------------------------
corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the requisite corporate power and authority to carry on the Pet Food Business as presently conducted by it and, as applicable to it, to own, operate and lease the Acquired Assets. Each Seller and Gaines is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of the Pet Food Business or the ownership or operation of the Acquired Assets, as applicable to it, requires such qualification, except where the failure to be so qualified or in good standing would not or could not reasonably be expected to have a material adverse effect on the Pet Food Business or the Acquired Assets, each taken as a whole, or the transactions contemplated hereby.

   Section 3.2.  Authority.  Sellers have all requisite corporate power and
                 ---------
authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sellers, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Sellers

(and approved by Quaker, as sole stockholder of QOAC), and no other corporate act or proceeding on the part of Sellers is necessary to approve the execution and delivery of this Agreement, the performance of Sellers' obligations hereunder or the consummation by Sellers of the transactions contemplated hereby.

   Section 3.3.  Execution and Binding Effect.  This Agreement has been duly and
                 ----------------------------
validly executed and delivered by Sellers and constitutes the legal, valid and binding obligation of them and will be enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, liquidation or other laws relating to or affecting creditors' rights and remedies or by equitable principles.

   Section 3.4.  No Contravention.  Except as set forth in Schedule 3.4, the
                 ----------------
execution, delivery and performance of this Agreement by Sellers and the consummation by Sellers of the transactions contemplated hereby, and the fulfillment of and compliance by Sellers with the terms and conditions hereof, do not and will not:

         (a) conflict with or violate any provisions of the Articles of Incorporation or By-Laws of Quaker, Gaines or QOAC;

         (b) require any consent, approval or notice under or conflict with, permit or result in a termination or breach of, or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration of any performance required by, any Contract, Permit or Plan to which Quaker, Gaines or QOAC is a party, under which any of them has any rights, or by which Quaker, Gaines or QOAC or any of the Acquired Assets is bound or subject;

         (c) violate any law, statute or ordinance or any rule, regulation, order, writ, injunction or decree of any court or of any Governmental Authority applicable to the Pet Food Business, or by which any of the Acquired Assets may be bound or subject; or

         (d) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of notice to, any Governmental Authority; excluding from the foregoing Sections 3.4(a) through (d);

               (i) such conflicts, violations, breaches, defaults, accelerations, filings, declarations, registrations, permits, consents, approvals and notices, the absence of which, either singly or in the aggregate, would not be and cannot reasonably be expected to be material;

               (ii) any consents or waivers required in connection with the Assumed Contracts or Permits;

               (iii) any local filings or recordings to be made by Purchaser that may be necessary to transfer any of the Acquired Assets; and

               (iv) he filing required under the HSR Act and expiration of the applicable waiting periods under the HSR Act.

   Section 3.5.  Financial Statements.  Attached as Schedule 3.5(a) are the
                 --------------------
following financial statements: (i) Statement of NVGP (U.S. Business) for the fiscal year ended June 30, 1994, (ii) Statement of NVGP (U.S. Business) for the period beginning July 1, 1994 and ending December 31, 1994, (iii) Statement of Assets to be Sold (U.S. Business) as of December 31, 1994, (iv) Statement of NVGP (Canadian Business) for the fiscal year ended June 30, 1994, (v) Statement of NVGP (Canadian Business) for the period beginning July 1, 1994 and ending December 31, 1994, and (vi) Statement of Inventory to be Sold (Canadian Business) as of December 31, 1994 (the "Financial Statements"). Sellers have provided and agree to continue to provide Purchaser additional monthly financial statements of the type specified in clauses (i) through (vi) above as soon as practicable after they were or are prepared through the Closing Date (the "Monthly Financial Statements").
Schedule 3.5(b) sets forth a list of all line-item adjustments to NVGP used by Sellers to calculate operating income of the Pet Food Business. Except as noted in the Financial Statements, or otherwise set forth in Schedule 3.5(a), the Financial Statements:

     (a)  were prepared from the books and records of Sellers; and

     (b) have been prepared on a consistent basis for all periods presented and follows consistent application of internal accounting practices used by Sellers and fairly present, in all material respects, the assets of the Pet Food Business to be sold by Sellers as of the date set forth there-in and the NVGP of the Pet Food Business for the periods indicated.

The books, records and accounts relating to the Pet Food Business are accurate and complete in all material respects.

   Section 3.6.  Title to Acquired Assets.
                 ------------------------

   (a) The Owned Real Property being transferred to Purchaser is owned in fee simple and is free and clear of any liens, charges, pledges, security interests, rights, easements, covenants, agreements, conditions, restrictions or other encumbrances (collectively, "Liens") except for (i) Taxes which are not yet due and payable (collectively, "Taxes Not Yet Due and Payable"), and the claims of contractors, materialmen, repairmen and similar persons ("Mechanic's Liens"), which are not yet due and payable, (ii) restrictive covenants, conditions, restrictions, easements, rights-of-way, and other similar non-monetary Liens that would not and could not reasonably be expected to, individually or in the aggregate, materially interfere with (1) how any Owned Real Property is used, occupied or operated as of the Closing Date or (2) how any Owned Real Property is intended to be used, occupied and operated upon the completion of any alteration, modification, expansion, replacement or construction commenced on or before the Closing Date, (iii) any existing applicable building and zoning ordinances, and (iv) the Liens set forth in Schedule 3.6. Quaker and Gaines, as applicable, have good and valid title to all of the other tangible assets and properties included in the Acquired Assets, in each case free and clear of any Liens, except for (A) Taxes Not Yet Due and Payable and Mechanic's Liens which are not yet due and payable and (B) furniture, office supplies and Inventory disposed of or consumed by Quaker and Gaines, as applicable, in the ordinary course of business between the date hereof and the Closing Date. The exceptions to title referred to in this Section 3.6(a) above, except as set forth in
Section 3.6(b) subsections (i) through (vi), are collectively referred to herein as the "Permitted Liens." To the knowledge of Sellers and except as set forth in Schedule 3.6, all Physical Assets currently used in the Pet Food Business with an aggregate value of more than $250,000 are in good condition commensurate with their age and expected useful life, and are in working order and repair and have been maintained in accordance with reasonable maintenance schedules. Except as set forth in Schedule 3.6, none of Quaker, Gaines or any of their Affiliates has entered into any material leases, subleases, licenses or other agreements currently in effect relating to the use or occupancy of real property in connection with the Acquired Assets or the Pet Food Business.

     (b) To the knowledge of Sellers and except as indicated in Schedule 3.6, with respect to each parcel of Owned Real Property:

             (i) All buildings, structures, fixtures, systems and other improvements on the Owned Real Property used in the Pet Food Business as of the Closing Date are in good condition commensurate with their age and expected useful life, and in working order and repair and have been maintained in accordance with reasonable maintenance schedules;

             (ii) All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other systems serving the Owned Real Property are installed and operating as of the Closing Date and any so called hook-up fees and other associated charges have been fully paid;

             (iii) As of the Closing Date, the existence, use, occupancy and operation of each such building, structure or other improvement used in the Pet Food Business as of the Closing Date is not dependent on the granting of any special permit, exception, approval or variance which has not been obtained by Sellers or

                    Gaines and no such item obtained by Sellers or Gaines will be adversely affected by the transfer of the Owned Real Property by Seller to Purchaser;

             (iv) There is no pending or threatened (A) changes of zoning, building or other similar laws, ordinances or regulations adversely affecting such property which would or could reasonably be expected to materially interfere with how any Owned Real Property is used, occupied or operated as of the Closing Date or (B) condemnation of such property;

             (v) Neither Sellers nor Gaines has received notice from any Governmental Authority requiring work to be done or improvements to be made upon such property and has no knowledge of the enactments or adoption of any ordinance or resolution by any such Authority authorizing work or improvements for which an assessment may be levied against such property; and

             (vi) As of the Closing Date, all buildings, structures, fixtures, and other improvements erected on the Owned Real Property, as used in the Pet Food Business, conform in all material respects with all applicable building and other similar laws, codes, ordinances, rules, regulations and orders of Governmental Authorities.

     Section 3.7.  Contracts.
                   ---------

         (a) Schedule 3.7(a) lists all Contracts, whether oral, written or by course of conduct, relating to the Pet Food Business or the Acquired Assets and (i) which involve the payment or receipt, or the potential or contingent liability or rights for payment or receipt, including any indemnity obligation, in excess of $250,000 during the remaining term thereof, or (ii) which have any Affiliate of Sellers as the counterparty thereto, excluding purchase orders and sales orders made with unrelated third parties in the ordinary course of business or (iii) the Contracts referred to in the next sentence (collectively, the "Material Contracts"). The types of Contracts disclosed on Schedule 3.7(a), without respect to the amount to be paid or received thereunder, also shall include the following:
     (A) collective bargaining Contracts or similar arrangements with any labor union or other similar organization; (B) Contracts containing covenants by the Pet Food Business not to compete in any line of business; (C) consent decrees; (D) Contracts for the sale or purchase of any assets of or for the Pet Food Business other than in the ordinary course of business; (E) indentures, mortgages, industrial revenue bond agreements, notes, loan or credit agreements or other agreements or obligations relating to the borrowing of money or to a guaranty or assumption, directly or indirectly, of obligations of others; (F) security agreements, pledges, conditional sale agreements or title retention agreements; or (G) Contracts with any current or former officer, director, employee or shareholder or any member of their family or their Affiliates; in each case solely to the extent such Contracts involve payments or have a value of more than $100,000. Except as otherwise indicated in Schedule 3.7(a), true and complete copies of each written Material Contract and true and complete written summaries of each oral Material Contract described in Schedule 3.7(a) (together with any and all modifications, amendments or supplements thereto) have been delivered to or made available for inspection by Purchaser prior to execution of this Agreement.

         (b) Except as set forth in Schedule 3.7(b), all Material Contracts are valid and binding obligations of Sellers, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, liquidation or other laws relating to or affecting creditors' rights and remedies or by equitable principles, and in full force and effect. Except as set forth in
     Schedule 3.7(b), no default by Quaker or Gaines exists under any Material Contract and there does not exist any event applicable to Quaker or Gaines that, with notice or lapse of time or both, would or could reasonably be expected to constitute an event of default or result in a right to accelerate or terminate or a loss of rights under any Material Contract.
     To the best of Sellers' knowledge, except as set forth in Schedule 3.7(b), no other party to any Material Contract is currently in default thereunder and neither Quaker nor QOAC is aware of any event applicable to such other party that, with notice or lapse of time or both, would or reasonably could be expected to constitute an event of default or result in a right to accelerate or terminate or a loss of rights under any Material Contract.

         (c) Except as set forth on Schedule 2.7(b), each Material Contract is capable of being assigned or transferred to Purchaser without the consent or waiver of the counterparty (or parties) thereto.

     Section 3.8.  Employee Benefit Plans.
                   ----------------------

         (a) Schedule 3.8 hereto contains a true and complete list of each pension, bonus, deferred compensation, incentive compensation, stock purchase, supplemental retirement, severance or termination pay, employment contract, stock option, hospitalization, medical, life insurance, dental, disability, salary continuation, vacation, supplemental unemployment benefits, profit-sharing, retirement, union contract or other employee benefit plan, program, policy or arrangement (whether oral or written) maintained, contributed to, or required to be contributed to, by Sellers or Gaines for the benefit of any current or former employee of the Pet Food Business (collectively, "Plans"). Sellers have delivered or made available to Purchaser true and complete copies of all documents embodying the Plans. The Plans sponsored by Gaines are hereinafter referred to collectively as, the "Gaines Plans".

         (b) Except as described in Schedule 3.8, (i) all of the Plans which are "employee pension benefit plans," within the meaning of Section 3(2) of ERISA (each a "Pension Plan") and which are intended to meet the requirements for qualification of Section 401(a) of the IRC are in substantial compliance with such requirements and their related trusts are exempt from taxation under Section 501(a) of the IRC; (ii) the IRS has issued a favorable determination letter, with respect to the qualification of each such Pension Plan under the relevant provisions of the IRC in effect before the Tax Reform Act of 1986, and the IRS has not taken any action to revoke any such letter; (iii) each Plan has been operated in all material respects in accordance with its provisions and in compliance with the statutes, rules and regulations governing each such plan; (iv) no "disqualified person" or "party-in-interest" (as defined in Section 4975 of the IRC and Section 3 of ERISA, respectively) has engaged in any "prohibited transaction," as such term is defined in Section 4975 of the IRC or Section 406 of ERISA, which could subject Purchaser to any tax or penalty imposed under Section 4975 of the IRC or Section 502(i) of ERISA; (v) no event has occurred and there has been no failure to act on the part of Sellers or a fiduciary of any Plan that could subject
     Purchaser to the imposition of any tax or penalty; (vi) there are no actions, suits or claims pending (other than claims for benefits) against any Plan or against the assets of any Plan relating to the Pet Food Business; (vii) each Pension Plan which is subject to Part III of Subtitle B of Title I of ERISA has been maintained in compliance with the minimum funding standards of ERISA and Sellers neither have sought nor received a waiver of funding requirements with respect to any Pension Plan; (viii) no steps have been taken to terminate any Plan which is subject to Title IV of ERISA and no proceeding has been initiated by the Pension Benefits Guaranty Corporation to terminate any such Plan or to appoint a trustee to administer any such Plan; and (ix) no "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which notice has not been waived by regulation has occurred with respect to any Gaines Plan.

         (c)  None of the Plans is a "multiemployer plan" as defined in ERISA
     Section 3(37).

     Section 3.9.  Absence of Certain Changes.  Except as set forth in
                   --------------------------
Schedule 3.9, with respect to both the Pet Food Business and the Acquired Assets, none of Quaker, QOAC or Gaines or any Affiliate of Quaker has since December 31, 1994 (except solely in the case of clause (i) below), since June 30, 1994:

         (a) permitted or allowed any of the Acquired Assets to be mortgaged, pledged or subjected to any Liens, other than the Permitted Liens;

         (b) materially written down or materially written up the value of any of the Inventory;

         (c) sold, transferred or leased any tangible or intangible material assets, and since December 31, 1994, sold, transferred or leased any tangible or intangible assets which would have been included in the definition of Acquired Assets but for such sale, transfer or lease; other than (i) sales of Inventory and the disposal or consumption of furniture and office supplies, in each case in the ordinary course of business and
     (ii) sales or disposal of Physical Assets which collectively have an aggregate value of less than $650,000 and are not otherwise material to the Pet Food Business;

         (d) granted increases in the compensation of any Transferred Employee, which increases singly or in the aggregate are material, other than in the ordinary course of business and consistent with past practice;

         (e) adopted, entered into or agreed to enter into, or amended or agreed to amend any Plans with respect to the Pet Food Business which singly or in the aggregate are or would or reasonably could be expected to be material to the Pet Food Business taken as a whole, other than in the ordinary course of business and consistent with past practice;

         (f) otherwise operated the Pet Food Business other than in the ordinary course;

         (g) made any changes in the customary methods used in operating the Pet Food Business (including its marketing, selling and pricing practices and policies) which singly or in the aggregate are or would or reasonably could be expected to be material to the Pet Food Business taken as a whole;

         (h) changed any methods of accounting for the Acquired Assets or the Pet Food Business;

         (i) suffered any changes in the assets, liabilities, earnings, business or financial condition which have been or which would or reasonably could be expected to be either individually or in the aggregate materially adverse;

         (j) amended the certificate of incorporation or by-laws of Gaines or merged Gaines with or into or consolidated it with any other Person or in any way changed in any manner the character of its business;

         (k)  waived any right of material value under any Material Contract;

         (l) failed to perform in any material respect any of its obligations, or suffered or permitted to exist and be continuing any material default by it under any Material Contract; or

         (m) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 3.9.

     Section 3.10.  Litigation.  Except as set forth in Schedule 3.10, (a)
                    ----------
there are no claims, actions, suits, proceedings (including arbitration and alternate dispute resolution proceedings) or investigations pending or, to Sellers' knowledge, threatened by or against Sellers, Gaines or any Affiliate of Quaker that are, or would or could reasonably be expected to be material either individually or in the aggregate with respect to (i) the Pet Food Business, (ii) the Acquired Assets, or (iii) the transactions contemplated hereby, at law or in equity or before or by any court or public or governmental authority and (b) there are no orders, decrees or judgments pending or in effect against Sellers, Gaines or any Affiliates of Quaker that are, or would or could reasonably be expected to be material either individually or in the aggregate with respect to (i) the Pet Food Business, (ii) the Acquired Assets or (iii) the transactions contemplated hereby.

     Section 3.11.  Compliance with Laws.
                    --------------------

         (a) Except as set forth in Schedule 3.11(a), the Pet Food Business has, for the two-year period next preceding the date of this Agreement, been conducted in compliance in all material respects with all statutes, laws, rules, regulations, ordinances, decrees and orders applicable to the ownership of the Acquired Assets and the operation of the Pet Food Business which were in effect on the appropriate dates (including those relating to health and safety matters but excluding those relating to environmental matters) and Sellers and Gaines have not received, and are not aware of the threatened receipt of, any notice or citation that they have failed to comply in any material respect with any such statutes, laws, rules, regulations, ordinances, decrees or orders. Except as set forth in Schedule 3.11(a), Quaker and Gaines, as applicable, currently hold and are in compliance in all respects with all Permits necessary for the ownership of the Acquired Assets and the operation of the Pet Food Business. All such Permits which are material are listed in Schedule 3.11(a).

         (b)  Except as set forth in Schedule 3.11(b):

          (i) for the five year period next preceding the date of this Agreement, the Pet Food Business has been conducted in compliance in all material respects with all Applicable Environmental Laws and decrees and orders issued thereunder applicable to the ownership of the Acquired Assets and the operation of the Pet Food Business which were in effect on the appropriate dates, and Sellers and Gaines have not received, and are not aware of the threatened receipt of, any notice of failure to comply in any material respect with such Applicable Environmental Laws, decrees or orders;

          (ii) except as permitted by, and in compliance with, the Applicable Environmental Laws, (A) the Acquired Assets, including the Owned Real Property, and any Other Real Property, have not been used for the generation, use, storage, manufacture, transportation, treatment or disposal of Hazardous Substances, and (B) no Hazardous Substances, including asbestos-containing materials and polychlorinated biphenyls, are currently located on the Owned Real Property or any Other Real Property;

          (iii) there has been no releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of Hazardous Substances which would or could reasonably be expected to result in any material liability (hereinafter a "Hazardous Discharge") from, onto, or into the Acquired Assets, including the Owned Real Property and any Other Real Property, and no contaminated soil or groundwater for which Applicable Environmental Laws require a response action or corrective action has resulted therefrom on the Owned Real Property or any Other Real Property, or any real property adjacent to such properties;

          (iv) neither the Acquired Assets, including the Owned Real Property and any Other Real Property, nor the Sellers' or Gaines' operation of the Pet Food Business, is subject to any outstanding or, to Sellers' knowledge, threatened, complaint, summons, citation, notice, directive, order, claim, litigation, proceeding, judgment letter, request for information or other written communication from any Governmental Authority or any private party, which would or could reasonably be expected to result in any material liability: (A) involving a Hazardous Discharge, on or off-site, or (B) objecting to odor, noise or discharges of liquid, solid or gaseous materials from the Acquired Assets, including the Owned Real Property and any Other Real Property included in the Acquired Assets, whether hazardous or not (hereinafter "Environmental Complaints");

          (v) there are not currently and, to the knowledge of Sellers, never have been any underground storage tanks used or located on the Owned Real Property, or any Other Real Property included in the Acquired Assets, which would or could reasonably be expected to result in any material liability under Applicable Environmental Laws;

          (vi) to Sellers' Knowledge, there are no outstanding or threatened Environmental Complaints against the owners or operators of any of the facilities that received Hazardous Substances generated by Sellers or Gaines in the course of conducting the Pet Food Business that which would or could reasonably be expected to result in any material liability in connection with the Acquired Assets or the Pet Food Business; and

          (vii) none of the Owned Real Property is subject to the Illinois Responsible Property Transfer Act.

   Section 3.12.  Intellectual Property.
                  ---------------------

     (a)  Schedule 3.12(a) sets forth a complete and accurate list of:

          (i) all registered trademarks and tradenames in the Territory and other foreign countries that relate solely to the Pet Food Business and all registrations and pending applications for registration of trademarks and tradenames that relate solely to the Pet Food Business filed in the Territory and foreign countries on behalf of Quaker, Gaines, or Affiliates;

          (ii) all patents issued in the Territory to Quaker, Gaines, and Affiliates that are used solely in connection with the Pet Food Business and all pending patent applications filed in the Territory by or on behalf of Quaker, Gaines, or Affiliates that relate solely to the Pet Food Business; and


          (iii) all copyright registrations in the Territory and all pending applications for copyright registrations in the Territory filed by or on behalf of Quaker or Gaines and used in the Pet Food Business, including copyrights, registrations and applications for registrations for printed matter, databases, software and source codes used by or on behalf of Quaker and Gaines and used solely in the Pet Food Business; and

     The foregoing shall hereinafter be referred to collectively as, the "Intellectual Property".

          (b)(i) All of the trademarks, as set forth in Schedule 3.12(b)(i) are owned by Quaker and Gaines, as applicable, free and clear of any liens, charges, pledges, security interests or other similar encumbrances, are enforceable, valid and subsisting, and do not conflict with or infringe on the rights of others.

          (i) Except as set forth in Schedule 3.12(b)(ii), each other item of Intellectual Property, including all trademarks not set forth in
          Schedule 3.12(b)(i) or 2.1(i), and all Formulas are owned by Quaker, Gaines, or Affiliates, as applicable, free and clear of any liens, charges, pledges, security interests, or other similar encumbrances, and, to Sellers' Knowledge, such other items of Intellectual Property and Formulas do not conflict with or infringe on the rights of others. Except as set forth in Schedule 3.12(b)(ii), to Sellers' Knowledge, each trademark not set forth in Schedule 3.12(b)(i) or 2.1(i)is valid and subsisting.

          (ii) Except as set forth in Schedule 3.12(b)(iii), no claims, demands or proceedings are pending that challenge the rights of Quaker, Gaines or Affiliates in any respect in and to or restrict the rights of Quaker, Gaines or Affiliates to use Intellectual Property, Trade Secrets or Licensed Trade Secrets, Licensed Patents and neither Quaker, Gaines nor Affiliates has received any written notice from any third party alleging that its use of the Intellectual Property, the Trade Secrets, Licensed Patents or the Licensed Trade Secrets is infringing on the rights of such third party. To Sellers' Knowledge, no claims, demands or proceedings are pending that challenge the rights of Quaker, Gaines or Affiliates, in any respect, in and to or restrict the right of Quaker, Gaines or Affiliates to use the Additional Intellectual Property or to Sellers' Knowledge, neither Quaker, Gaines nor Affiliates has received any written notice from any third party alleging that its use of the Additional Intellectual Property is infringing on the rights of such third party.

          (iii) Excepts set forth in Schedule 3.12(b)(iv), neither Quaker, Gaines nor Affiliates has granted any licenses or other rights nor has Quaker, Gaines or Affiliates any obligation to grant in the Territory as related to the Pet Food Business licenses or other rights to any of the Intellectual Property or any of the Trade Secrets, and neither Quaker, Gaines nor Affiliates has granted any licenses or other rights nor has Quaker, Gaines or Affiliates any obligation to grant in the Territory as related the Pet Food Business any licenses or other rights to any of the Licensed Patents or any of the Licensed Trade Secrets.

          (iv) Except as set forth in Schedule 3.12(b)(v), neither Quaker nor Gaines has made any claim of any violation or infringement by others of its rights to the Intellectual Property, the Trade Secrets, Licensed Patents or the Licensed Trade Secrets and, to Sellers' Knowledge, neither Quaker, Gaines nor Affiliates is aware of any basis for the making of any such claim.

          (v) Quaker and Gaines, as applicable, own the Licensed Trade Secrets and Licensed Patents or have a right or valid license to use any Licensed Trade Secrets and Licensed Patents that are not owned and have the right to sublicense Purchaser to use such Licensed Trade Secrets and Licensed Patents to the extent such sublicenses are permitted by law.

          (vi) Neither Quaker, Gaines nor Affiliates make any representation or warranty with respect to the Canadian Patents or the Foreign Trademarks.

     Section 3.13.  Taxes.  (a)  There are no pending or, to Sellers' Knowledge,
                    -----
threatened actions or proceedings, assessments or collections of Taxes with respect to the Acquired Assets that could subject Purchaser to any liability for such Taxes for the period prior to the Closing Date or could impair any of the Acquired Assets.

         (a)  Except as set forth in Schedule 3.13:

              (i) All Tax Returns required to be filed by or with respect to Gaines and any affiliated, consolidated, combined, or unitary group of which Gaines is or has been a member have been timely filed except where the failure to file will not and could not reasonably be expected to have a material adverse effect on the financial condition of Gaines, and all such Tax Returns are true and complete in all material respects. All Taxes shown due on such Returns have been timely paid by Gaines (or have been paid on its behalf).

              (ii) Gaines is not required to make any adjustment pursuant to IRC Section 481(a) (or any predecessor provision) by reason of any change in any of its accounting methods, and there is no application pending with any taxing authority requesting permission for any changes in any of its accounting methods. The IRS has not proposed any such adjustment or change in accounting method.

              (iii) Gaines has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                III(lxxxi) Gaines is not obligated to make any payments and is not a party to any agreements that would obligate it to make any payments that would not be deductible under IRC Section 280(g).

                III(lxxxii) During all taxable periods beginning in 1986, Gaines was a member of the affiliated group of which Sellers were members and has been included in the consolidated federal income tax return of Quaker and its subsidiaries for each such period.

              (vi) None of the Acquired Assets owned by Sellers or any assets owned by Gaines is property that the Purchaser or Gaines will be required to treat as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the Tax Reform Act of 1986, or is "tax exempt use property" within the meaning of IRC Section 168(h)(1).

         (b)  Neither Seller is a "foreign person" within the meaning of IRC
Section 1445(b)(2).

     Section 3.14.  Inventory.  Except as set forth in Schedule 3.14, the
                    ---------
Inventory to be sold to Purchaser hereunder shall, on the Closing Date, consist of items that are usable or saleable in the normal and ordinary course of the Pet Food Business (including shelf-life) and will not be adulterated, misbranded, mispackaged or mislabeled within the meaning of, or in violation of, any applicable local, state or federal food and drug laws or regulations. Except as set forth in Schedule 3.14, the products sold or delivered by the Pet Food Business prior to the date hereof and the products to be sold between the date hereof and the Closing were, or will be, usable or saleable in the normal and ordinary course of the Pet Food Business and were not and will not be, as the case may be, adulterated, misbranded, mispackaged, or mislabeled within the meaning of, or in violation of, any applicable local, state or federal food and drug laws or regulations.

   Section 3.15.  Brokers and Finders.  Except for Goldman, Sachs & Co., with
                  -------------------
respect to which Sellers solely shall be responsible, neither of Sellers nor any of their respective Affiliates has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

   Section 3.16.  Insurance.  Quaker and Gaines, as applicable, have maintained
                  ---------
and will continue to maintain through the Closing Date a reasonable and customary program of casualty and property insurance (which may include self-insurance) with respect to the Acquired Assets and the Pet Food Business. Quaker and Gaines, as applicable, have provided Purchaser with a list of all property damage and personal injury claims against it with respect to the Pet Food Business and the Acquired Assets since July 1, 1991 involving any claim in excess of $50,000. Between the date of this Agreement and the Closing Date, Sellers shall provide or make available to Purchaser all information pertaining to the Acquired Assets and the Pet Food Business as reasonably requested by Purchaser or Purchaser's brokers or insurers to effect insurance on the Acquired Assets and the Pet Food Business at the Closing Date. Sellers agree that in the event that a claim against Gaines is made at any time in the future after the Closing, Sellers will provide Purchaser with such information as Purchaser may request including but not limited to copies of all insurance policies which may be applicable to such claim.

   Section 3.17.  Labor Matters.  With respect to the Pet Food Business,
                  -------------
except as disclosed in Schedule 3.17, Sellers, Gaines and any Affiliate of Quaker, as applicable, and within the past five years (i) have been and are in material compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) are not liable for any arrears of wages or penalties for failure to comply with any of the foregoing, (iii) have not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age or handicap in its employment practices, and no complaints are pending or, to the knowledge of Sellers, threatened against either Quaker or Gaines before any public or governmental authority regarding any such unfair labor practice or discrimination and (iv) has not, in the five-year period next preceding the date of this Agreement experienced a labor strike or a threatened labor strike. Except as set forth in Schedule 3.17, no employees of the Pet Food Business are represented by any union or collective bargaining unit and, since January 1, 1993, none of Sellers, Gaines nor any Affiliates of Quaker have received written notice that the employees of the Pet Food Business have any intention to organize or join a union, labor organization or collective bargaining unit.

   Section 3.18.  Accuracy of Sellers' Information Furnished.  The information
                  ------------------------------------------
furnished to Purchaser by Sellers and their respective Affiliates specifically set forth in this Agreement and the Schedules hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein and does not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements are made, not misleading.

   Section 3.19.  Sufficiency of Acquired Assets.  The Acquired Assets
                  ------------------------------
constitute all of the assets, properties and rights necessary to, primarily used in, or otherwise materially useful to, the conduct of the Pet Food Business.

   Section 3.20.  Capitalization.
                  --------------

       (a) As of the date hereof, the authorized capital stock of QOAC consists of 1000 shares of common stock, $1.00 par value; 100 shares are issued and outstanding, all of which are owned by Quaker, free and clear of any Liens; and all such outstanding shares are validly issued and are fully paid and nonassessable and not subject to any preemptive or other similar rights.

       (b) As of the date hereof, the authorized capital stock of Gaines consists of 1000 shares of common stock, $1.00 par value; 100 shares are issued and outstanding, all of which are owned by QOAC, free and clear of any Liens; QOAC has the absolute and unrestricted right, power and authority to sell the Gaines Stock to Purchaser; and all such outstanding shares are validly issued and are fully paid and nonassessable and not subject to any preemptive or other similar rights. All voting rights of Gaines are vested exclusively in the Gaines Stock. Upon delivery to Purchaser of certificates evidencing the Gaines Stock at the Closing pursuant to the terms and conditions of this Agreement, Purchaser shall acquire good and valid title to the Gaines Stock, free and clear of any Liens, other than any Liens created by or through Purchaser.

       (c) Neither QOAC nor Gaines has outstanding any (i) securities convertible into, or exercisable or exchangeable for, any of its capital stock, (ii) options, warrants or rights to subscribe for the purchase of any of its capital stock, or (iii) agreements, arrangements, commitments or understandings providing for the issuance, sale, purchase or redemption of its capital stock.

   Section 3.21.  Liabilities.  Except for the Assumed Liabilities, neither the
                  -----------
Pet Food Business nor Gaines has any indebtedness or liabilities (whether absolute, contingent, accrued or otherwise) that Purchaser is assuming that would be required to be included on a balance sheet or in the related notes, schedules or exhibits thereto prepared in accordance with GAAP.

   Section 3.22.  No Subsidiaries.  Gaines does not directly or indirectly own,
                  ---------------
or have any options, rights, agreements or commitments to acquire, any securities or equity interests in any Person.

   Section 3.23.  No Other Representations or Warranties.  Except for the
                  --------------------------------------
representations and warranties contained in this Agreement and in the other documents to be delivered pursuant to this Agreement which are attached as Schedules or Exhibits hereto, neither Sellers nor any other Person makes any other express or implied representation or warranty on behalf of Sellers or their respective Affiliates, and Sellers hereby disclaim any such representation or warranty, with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or with respect to the Acquired Assets or the Pet Food Business, notwithstanding the delivery or disclosure to Purchaser or any of its officers, directors, employees, agents or representatives of any documentation or other information by or on behalf of Sellers or any of their respective Affiliates with respect to any one or more of the foregoing, including, without limitation, any projections or forecasts made by Sellers or delivered to Purchaser by or on behalf of Sellers.

                                      IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

   As of the date of this Agreement and as of the Closing Date, Purchaser hereby represents and warrants to Sellers as follows:

   Section 4.1.  Incorporation.  Purchaser is a corporation duly incorporated,
                 -------------
validly existing and in good standing under the laws of the State of Pennsylvania.

   Section 4.2.  Authority.  Purchaser has all requisite corporate power and
                 ---------
authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate act or proceeding on the part of Purchaser is necessary to approve the execution and delivery of this Agreement, the performance of Purchaser's obligations hereunder or the consummation by Purchaser of the transactions contemplated hereby.

   Section 4.3.  Execution and Binding Effect.  This Agreement has been duly and
                 ----------------------------
validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser and will be enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency, fraudulent conveyance, reorganization, liquidation or other laws relating to or affecting creditors' rights and remedies or by equitable principles.

     Section 4.4.  No Contravention.  Except as set forth in Schedule 4.4, the
                   ----------------
execution, delivery and performance of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby and the fulfillment of and compliance by Purchaser with the terms and conditions hereof, do not and will not:

         (a) conflict with or violate any provisions of the Purchaser's Articles of Incorporation or By-Laws;

         (b) require any consent, approval or notice under or conflict with, result in a termination or breach of, or constitute (with or without notice or lapse of time or both) a default under, or accelerate or permit the acceleration of any performance required by any Contract or plan to which Purchaser is a party or by which Purchaser or any of its assets or properties is bound or subject;

         (c) violate any law, statute or ordinance or any rule, regulation, order, writ, injunction or decree of any court of any Governmental Authority applicable to Purchaser or by which any of its assets or properties may be bound or subject; or

         (d) require any filing, declaration or registration with, or permit, consent or approval of, or the giving of notice to, any public or governmental authority; excluding from the foregoing Sections 4.4(a) through (d):

               (i) such conflicts, violations, breaches, defaults, accelerations, filings, declarations, registrations, permits, consents, approvals and notices, the absence of which, either singly or in the aggregate are not material;

               (ii) any consents or waivers required in connection with the Assumed Contracts or Permits;

               (iii) any local filings or recordings that may be necessary to transfer any of the Acquired Assets; and

               (iv) the filing required under the HSR Act and expiration of the applicable waiting periods under the HSR Act.

   Section 4.5.  Litigation.  There is no claim, action, suit, proceeding
                 ----------
(including arbitration and alternate dispute resolution proceedings) or investigation pending or, to Purchaser's knowledge, threatened by or against Purchaser which reasonably could be expected to have a material adverse effect on the transactions contemplated hereby, at law or in equity or before or by any court or public or Governmental Authority. As of the date hereof, there is no order, decree or judgment pending or in effect against Purchaser with respect to the transactions contemplated hereby.

   Section 4.6.  Brokers and Finders.  Except for Dillon, Read & Co. Inc., with
                 -------------------
respect to which Purchaser shall solely be responsible, neither Purchaser nor any Affiliate of Purchaser has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

   Section 4.7.  Restricted Securities.  Purchaser is acquiring the Gaines
                 ---------------------
Stock for its own account for investment purposes only and not with a view to or in connection with the public resale or distribution thereof or any interest therein. Purchaser shall not sell, offer for sale, assign, transfer or dispose of the Gaines Stock or any interest therein in violation of the Securities Act or any applicable state securities or "blue sky" laws. Purchaser is an "accredited investor" within the meaning of Rule 501 under Regulation D under the Securities Act.

   Section 4.8.  No Other Representations and Warranties.  Except for the
                 ---------------------------------------
representations and warranties contained in this Agreement and in the other documents to be delivered pursuant to this Agreement which are attached as Exhibits hereto, neither the Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser or its Affiliates, and Purchaser hereby disclaims any such representation or warranty, with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, notwithstanding the delivery or disclosure to Sellers, any of their respective officers, directors, employees, agents or representatives of any documentation or other information by or on behalf of Purchaser or any Affiliate with respect to any one or more of the foregoing.



                                       V

                             COVENANTS OF SELLERS

       Sellers jointly and severally covenant and agree with Purchaser as follows:

   Section 5.1.  Access; Confidential Information.  From the date hereof until
                 --------------------------------
the Closing Date, Sellers shall furnish to Purchaser and its representatives all information relating to the Pet Food Business reasonably requested by Purchaser and provide access and any information pertaining to any Acquired Assets that Purchaser may reasonably request at such times as shall be mutually agreed upon; provided, however, that nothing contained herein shall require
      ------------------
Sellers to furnish to Purchaser or provide Purchaser with access to

(i) any formulas, recipes, process sheets, mixing instructions or cost information relating to the Pet Food Business prior to the Closing, (ii) any marketing information and/or pricing information which could have an anticompetitive effect, or (iii) any financial information except monthly financial information prepared in the same manner as the Financial Statements included in Schedule 3.5(a). Any confidential information furnished to Purchaser or made available for visual inspection shall be subject to the terms of that certain Confidentiality Agreement entered into between Quaker and Purchaser dated September 30, 1994, as amended on January 16, 1995 ("Confidentiality Agreement"). The provisions of the Confidentiality Agreement shall survive any termination of this Agreement. Sellers shall provide the Purchaser with copies of all Permits material to the Pet Food Business within 15 days after the date of this Agreement.

        Sellers shall make available to Purchaser during ordinary business hours upon the reasonable request of Purchaser the employees of Sellers and Gaines referred to in the definition of "Knowledge of Sellers" set forth in
Article I and the plant managers of the Pet Food Business.

     Section 5.2.  Conduct of Business.
                   -------------------

   Except as set forth in Schedule 5.2, from the date hereof until the Closing Date, without the written consent of Purchaser (which consent shall not unreasonably be withheld), Sellers and Gaines shall:

         (a) not operate the Pet Food Business other than in the ordinary course of business and the Sellers and Gaines shall use reasonable best efforts to keep the Pet Food Business and the Acquired Assets intact and to maintain the goodwill and reputation associated with the Pet Food Business;

         (b) not make any sale, transfer, lease or other disposition of any material Acquired Assets or mortgage, pledge or otherwise create, permit or suffer to exist a Lien with respect to any of the Acquired Assets other than Mechanic's Liens and Taxes Not Yet Due and Payable;

         (c) not grant any increase in compensation to Transferred Employees or any increase in the rate of commission, bonus or other variable compensation or any increase in any other direct or indirect remuneration (including benefits) payable or to become payable to any such employees, which increases singly or in the aggregate are or would or could reasonably be expected to be material;

         (d) not fail to maintain the books, accounts and records of the Pet Food Business on a basis consistent with past practice;

         (e) not enter into any lease of real property, Material Contract, employee benefit plan, or Permit or amend or cancel any Material Contract, Plan or Permit in respect of the Acquired Assets or the Pet Food Business;

         (f) continue their existing practice relating to maintaining the Acquired Assets in their present operating condition and repair (ordinary wear and tear excepted);

         (g) replace any Acquired Assets that are destroyed or become inoperable as a result of any casualty, loss or damage;

         (h) use reasonable best efforts to keep the services of the employees (other than the Non-Transferred Employees) of the Pet Food Business and to maintain existing relationships with suppliers, dealers, customers and others having business relationships with the Pet Food Business;

         (i) not permit any Physical Assets to be removed from the Owned Real Property except for the disposal or consumption of furniture and office supplies in the ordinary course of business;

         (j) not perform, take any action or incur or permit or suffer to exist any of the acts, transactions, events or occurrences of the type described in Section 3.9, other than Section 3.9(i) or take any action that would cause any of the representations or warranties of Sellers to be untrue;

         (k) not issue or sell any shares of capital stock or other securities of Gaines, or grant or enter into any options, warrants, rights, puts, calls, commitments, agreements, arrangements or understandings of any kind with respect thereto, or declare, set aside or pay any dividend or other distribution in respect of the capital stock of Gaines or otherwise in any manner change or reorganize the capital structure of Gaines;

         (l) not fail to maintain the validity and enforceability of the Intellectual Property;

         (m) not waive any right of material value under any Material Contract or enter into or amend, except in the ordinary course of business, any Material Contract or other transaction which would, or could reasonably be expected to, be materially adverse to the Acquired Assets, business, operations, earnings, condition (financial or otherwise) of the Pet Food Business;

         (n) not engage in the sale of Products except in the ordinary course of the Pet Food Business;

         (o) not make any changes in the customary methods used in operating the Pet Food Business (including the marketing, selling and pricing practices and policies); and

         (p) not agree, whether in writing or otherwise, to do any of the actions prohibited by, or not to do any of the actions required by, Section 5.2;

         (q) prior to the Closing, take all lawful action which is necessary to (i) effect the transfer from Gaines to Sellers (or any Affiliate of Quaker) of the Arizona property presently owned, held and used by Gaines and (ii) cause Sellers (or any Affiliate of Quaker) to assume all liabilities relating to the Arizona property irrespective of any limitations contained herein;

         (r) shall assign to Purchaser all right and interests in and to all confidentiality agreements relating to Pet Food Business and shall take all action permitted under such agreements necessary to cause all confidential information to be returned or destroyed; and

         (s) not make any change in list pricing to the trade or trade deals that would or could reasonably be expected to encourage the trade to materially increase forward buying.

     Section 5.3.  [intentionally left blank]

     Section 5.4.  Reasonable Best Efforts; Notifications.  Sellers shall use
                   --------------------------------------
their reasonable best efforts to fulfill their conditions to Closing and otherwise to consummate the transactions contemplated by this Agreement. Prior to the Closing, Sellers shall as promptly as reasonably practicable notify Purchaser in writing of the occurrence of any event as to which it obtains knowledge that would or could reasonably be expected to result in the failure of a condition specified in Article VIII or IX hereof.

       Section 5.5  HSR Act Filing.  As promptly as is practicable after the
                    --------------
date hereof, Sellers shall make all necessary filings applicable to them under the HSR Act and make any amendments to such filings as may be required, and will cooperate with Purchaser in connection with HSR Act filings.

       Section 5.6.  Non-Compete Covenant.
                     --------------------

     (a) Effective as of the Closing, Sellers shall not, and Sellers shall cause their Affiliates not to, for a period of four years from and after the Closing Date, directly or indirectly as a partner, joint venturer, employer, contractor, consultant, shareholder, principal or agent engage in, control, advise with respect to, manage, act as a consultant to, receive any economic benefit from or exert any influence upon the marketing, manufacture, sale, distribution, offering or promoting for sale of the Products in the Territory; provided that Sellers may, without violating this covenant (i) own as an
--------
investment not in excess of 5% of the securities of a corporation which engages in such competition if such securities are traded on a national securities exchange or traded publicly in the over-the-counter market, (ii) own as an investment not in excess of a 5% interest in any partnership which engages in such competition, (iii) have an ownership interest otherwise proscribed by this
Section 5.5 if such interest arises as a result of the acquisition of a business not principally engaged in the proscribed conduct; provided that Seller shall
                                                   --------
take all action to cause the pet food business permitted to be acquired under this clause (iii) not to materially expand the scope and magnitude of its business or dispose of such pet food business within 12 months following the acquisition thereof, (iv) be acquired by any Person that engages in the proscribed conduct, or (v) in connection with an employee benefit plan, the assets of which are managed by an independent investment advisor, invest in any corporation or other entity which engages in such competition. A business entity shall not be principally engaged in the proscribed conduct if its sales of the Products constitute less than 10% of its total sales.

       (b) Sellers shall not, and Sellers shall cause their respective Affiliates not to, directly or indirectly, for themselves or on behalf of any other Person induce or attempt to induce any Transferred Employee to leave his or her employment with Purchaser or Gaines at any time until the expiration of two years from the Closing Date.

       (c) Sellers shall not, and Sellers shall cause their respective Affiliates not to, directly or indirectly, (i) disclose, or (ii) use for their own benefit in the Territory, or for the benefit of any other Person in the Territory any Trade Secrets, except to the extent such Trade Secrets (A) are or become available to the public or become part of the public domain other than as a result of a disclosure by Sellers or their respective Affiliates or (B) become available to Sellers or their respective Affiliates from a third party, which after due inquiry of such party, is not known by Sellers or their respective Affiliates to be in violation of any agreement with Purchaser. Nothing contained in this Section 5.5(c) shall limit Sellers or their respective Affiliates obligations under Section 5.5(a).

       (d) Sellers acknowledge that in view of the nature of the Pet Food Business and the business objectives of Purchaser in acquiring it, and the consideration paid to Sellers therefor, the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of Purchaser and that in the event that any such territorial or time limitation is deemed to be unreasonable and is then reduced by a court of competent jurisdiction, then, as so reduced, the territorial and/or time limitation shall be enforced.

       (e) Sellers further acknowledge that the remedy at law for any breach by it of the agreements contained in this Section 5.5 may be inadequate and that Purchaser shall be entitled to seek injunctive relief without being required to prove actual damages or post bond. This Section 5.5 constitutes an independent and severable covenant and if any or all of the provisions of this Section 5.5 are held to be unenforceable for any reason whatsoever, it shall not in any way invalidate or affect the remainder of this Agreement which shall remain in full force and effect. The parties intend for the covenants of this Section 5.5 to be enforceable to the maximum extent permitted by law, and if any reviewing court deems any of such covenants to be unenforceable or invalid, Purchaser and Sellers authorize such court to reform (i) the unenforceable or invalid provisions and to impose such restrictions as so reformed and (ii) the remaining provisions as it deems reasonable.

       Section 5.7.  Material Change.  From the date hereof through the
                     ---------------
promptly shall inform Purchaser in writing of any changes in the assets, liabilities, earnings, business or financial condition of the Pet Food Business which have been or would or could reasonably be expected to be either individually or in the aggregate materially adverse to the Pet Food Business or the Acquired Assets or the transactions contemplated hereby.

       Section 5.8.  Preservation of Records.  Sellers shall preserve and,
                     -----------------------
during regular business hours and upon reasonable notice, use reasonable best efforts to make available to Purchaser and its representatives for inspection and copying all agreements, records, books and other documents pertaining to the Pet Food Business or the Acquired Assets (but excluding portions of such materials that contain or reflect information relating to any other business of Sellers) for periods prior to and including the Closing Date, wherever located for the first to occur of six years from the date of each such document or six years from the Closing Date, for (a) the purposes of preparing Tax returns and financial statements and responding to Tax audits, (b) the purposes of prosecuting or defending any claim, litigation, proceeding or investigation which arises out of or relates to the Pet Food Business, the Acquired Assets or this Agreement, and
(c) any other reasonable business purpose not detrimental to Sellers. If Purchaser determines that it does not want Sellers to destroy such agreements, records, books and other documents, Purchaser shall give written notice to Sellers 90 days prior to the applicable expiration date that Purchaser desires to take possession of such agreements, records, books and other documents, and then Sellers shall deliver such agreements, records, books and other documents to Purchaser within 60 days after the date of the Purchaser's notice to Sellers hereunder.

     Section 5.9.  Patent and Trade Secret Licenses.  To the extent not
                   --------------------------------
transferred to Purchaser pursuant to Section 2.1(f), and except as set forth in Schedule 3.12(b)(iv), Sellers hereby grant to Purchaser an exclusive, irrevocable, assignable, royalty-free license in the Territory, with a right to sublicense in the Territory, to manufacture products using the technologies related to the Pet Food Business claimed in the patents and pending patent applications as set forth in Schedule 5.9 (collectively the "Licensed Patents"). To the extent not transferred to Purchaser pursuant to Section 2.1(g), and to the extent that Sellers own or have a right to license, Sellers hereby grant to Purchaser an exclusive, irrevocable, perpetual, royalty-free license to use in the Territory (i) all technology including formulae and manufacturing processes related to the Pet Food Business and all claimed technology in respect of any patents issued or pending patent applications filed in the Territory, (ii) all trade secrets, know-how, technology and manufacturing processes used in the Territory and related to the Pet Food Business and (iii) all rights that are similar to the Formulas and other intangible personal property used in the Territory and related to the Pet Food Business (items (i), (ii) and (iii) above being, collectively, the "Licensed Trade Secrets").

     Section 5.10.  Assignment by Affiliates.  Quaker and Gaines shall, and
                    -------------------------
shall cause Affiliates of Quaker to assign, transfer, or convey, as applicable, to Purchaser all right, title and interest in and to the Intellectual Property and the Additional Intellectual Property.

     Section 5.11.  Product Claims.  Prior to and following the Closing,
                    --------------
Sellers shall not take any action to encourage or induce any Person to file claims after the second anniversary of the Closing of the types referred to in Sections 2.2(a)(v) and 2.2(a)(vi) with respect to goods manufactured and sold by the Pet Food Business prior to the Closing Date.

     Section 5.12.  Capital Improvements.  Sellers shall continue in the
                    --------------------
ordinary course of business, their capital improvements program relating to the Pet Food Business including, without limitation, any construction in progress.

     Section 5.13.  Release.  Quaker, for itself and all of its Affiliates,
                    -------
shall deliver to Purchaser a full release of Gaines, effective the Closing Date, from any claims, obligations, liabilities or debts each may have on the Closing Date or in the future, to assert against or collect from Gaines whether known or unknown, suspected or unsuspected, whether arising prior to, on or after the Closing Date, except for any and all claims arising under this Agreement.

     Section 5.14.  Resignations.  Sellers shall cause the directors and
                    ------------
officers of Gaines to deliver on the Closing Date their written resignations effective upon the Closing.

     Section 5.15.  Program List Reimbursement.  If and to the extent that
                    --------------------------
Purchaser implements any of the items set forth on the Information List dated February 4, 1995 and previously delivered, prior to the second anniversary of the Closing Date, Sellers shall reimburse Purchaser, promptly after the receipt of appropriate documentary evidence therefor, for up to an aggregate of the $1,000,000 of Purchaser's out-of-pocket expenses incurred in connection therewith. Such obligation to reimburse Purchaser shall not be subject to the limits on indemnification that Section 10.5 of this Agreement contains, including the Basket.

     Section 5.16.  Purchase of Equipment.  On or before the Closing, Quaker,
                    ---------------------
at its sole cost and expense, shall exercise its option under a Lease, dated June 14, 1977, between Quaker and the City of Lawrence, Kansas, to purchase the machinery and equipment that are subject to that Lease, which machinery and equipment shall become a part of the Acquired Assets. If for any reason Quaker is unable to exercise such option or purchase such machinery and equipment before the Closing Date, it shall make arrangements reasonably satisfactory to Purchaser to permit Purchaser to use such machinery and equipment on and after the Closing Date and to transfer title to such machinery and equipment after the Closing.

     Section 5.17.  Insurance.  Sellers shall provide to Purchaser prior to
                    ---------
the Closing (i) a list of all property damage and personal injury claims against it with respect to the Pet Food Business and the Acquired Assets since July 1, 1991 involving all such claims relating to cumulative trauma injury or asbestos related injuries irrespective of the amount and (ii) to the extent that such information is available, a list of all property, liability and casualty insurance policies which have included Gaines as a named insured since the date of Gaines' incorporation and which shall include at a minimum the type of coverage, policy numbers, amounts of coverage, insurers and dates of coverage.



                          VI

                 COVENANTS OF THE PURCHASER

     Purchaser covenants and agrees with Sellers as follows:

     Section 6.1.  Preservation of Records.  Purchaser shall preserve and,
                   -----------------------
during regular business hours and upon reasonable notice, use reasonable best efforts to make available to Sellers and their representatives for inspection and copying all agreements, records, books and other documents pertaining to the Pet Food Business or the Acquired Assets (but excluding portions of such materials that contain or reflect information relating to any other business of Purchaser) for periods prior to and including the Closing Date, wherever located for the first to occur of six years from the date of each such document or six years from the Closing Date, for (a) the purposes of preparing tax returns and financial statements and responding to tax audits, (b) the purposes of prosecuting or defending any claim, litigation, proceeding or investigation which arises out of or relates to the Pet Food Business, the Acquired Assets or this Agreement and (c) any other reasonable business purpose not detrimental to Purchaser. If Sellers determine that they do not want Purchaser to destroy such agreements, records, books and other documents, Sellers shall give written notice to Purchaser 90 days prior to the applicable expiration date that Sellers desire to take possession of such agreements, records, books and other documents, and then Purchaser shall deliver such agreements, records, books and other documents to Sellers within 60 days after the date of the Sellers' notice to Purchaser hereunder.

     Section 6.2.  Reasonable Best Efforts; Notifications.  Purchaser shall use
                   --------------------------------------
reasonable best efforts to fulfill its conditions to Closing and otherwise to consummate the transactions contemplated by this Agreement. Prior to the Closing, Purchaser shall as promptly as reasonably practicable notify Sellers in writing of the occurrence of any event as to which it obtains knowledge that, based on facts actually known by Sellers on the date hereof, would or could be reasonably expected to result in the failure of a condition specified in Article VIII or IX hereof.

     Section 6.3.  HSR Act Filing.  As promptly as is practicable after the date
                   --------------
hereof, Purchaser shall make all necessary filings applicable to it under the HSR Act, and make any amendments to such filings as may be required, and will cooperate with Sellers in connection with HSR filings.

     Section 6.4.  Returns and Deductions.  Prior to and following the Closing,
                   ----------------------
if Purchaser agrees to accept the return of or takes any action to encourage or induce current or former customers of the Pet Food Business to return or deduct from future invoices payable to Sellers or their Affiliates any goods sold by the Pet Food Business prior to the Closing Date, Purchaser shall promptly pay to Sellers the receivable relating to such goods actually so accepted, returned or deducted.


                            VII

                       EMPLOYEE MATTERS

     Section 7.1.  Transferred Employees.  Purchaser shall, prior to the Closing
                   ---------------------
Date, offer employment or cause Gaines to offer employment in connection with the conduct of the Pet Food Business effective after the Closing Date to those employees of Sellers who are employed primarily in the Pet Food Business and those employees of Gaines (collectively, "Employees"), other than the employees identified in Schedule 7.1(A) and employees who, immediately prior to the Closing Date, are receiving long term disability benefits under a Plan ("Disabled Employees")(collectively "Non-Transferred Employees"). The
Employees other than the Non-Transferred Employees are referred to herein as "Transferred Employees"; provided, however, that any Disabled Employee who is
                         --------  -------
employed by Purchaser or Gaines within 90 days after the Closing Date shall be treated as a Transferred Employee from and after the date of such employment.
In the case of all employees of Gaines immediately prior to the Closing Date ("Gaines Employees"), such employees shall be treated as Transferred Employees without regard to whether an offer of employment is made to or is accepted by them. Each offer of employment to a non-bargaining unit Employee shall be on substantially the same terms and conditions, with substantially the same compensation and with substantially comparable aggregate benefits (including Plans) as are applicable to such employees immediately prior to the Closing
Date but in no event greater than such terms and conditions of employment that Purchaser offers to its similarly situated employees. With respect to bargaining unit Employees, Purchaser shall assume the applicable collective bargaining agreements and Purchaser's offer of employment shall be upon same terms and conditions as applicable to each such Employee immediately prior to the Closing Date except with respect to the benefits provided under Section 35 of the contract with the American Federation of Grain Millers and Article IV, Section 2 of the contract with the International Brotherhood of Firemen and Oilers, Powerhouse Employees, Operators and Maintenance Men AFL-CIO, which shall be replaced by Purchaser with similar benefits. Schedule 7.1(B) lists salaries or wages for each of the Transferred Employees set forth thereon, as applicable to such employee on the date hereof and, if different, as expected to be applicable to such employee on the expected Closing Date. Purchaser shall continue the employment of Transferred Employees for at least 90 days following the Closing Date, except for any Transferred Employee who voluntarily terminates employment or is dismissed "for cause." The term "Transferred Employees" shall not include any employees or former employees of Quaker or Gaines who prior to the Closing Date have retired, terminated employment or who are on long term disability.

     No offer of employment will be made by Purchaser to Non-Transferred Employees designated on Schedule 7.1(A), and Sellers will be responsible for the termination of such employees. From the date hereof through the Closing Date, Sellers and their Affiliate will not, with respect to any person identified as a Transferred Employee, employ or offer to employ such persons for a position outside the Pet Food Business or Gaines.

     Section 7.2.  Employee Benefit Transition.
                   ---------------------------

     (a) With respect to each Transferred Employee immediately prior to the Closing Date, except as otherwise provided in this Article VII,

             (i) Purchaser and/or Gaines shall be responsible for all claims, liabilities and obligations arising from or relating to the employment and/or termination of employment on or after the Closing Date of any Transferred Employee; and

             (ii) Except to the extent otherwise provided for in Section 7.4, Sellers shall be responsible for all claims, liabilities and obligations arising from or relating to (A) the employment and/or termination of employment prior to the Closing Date of any Transferred or Non-Transferred Employee, and of any Non-Transferred Employee after the Closing Date or (B) any actions or omissions involving any employee benefit plan of Gaines (within the meaning of Section 3(3) of ERISA) or any other payroll practice of Gaines, as conducted by the Sellers or Gaines prior to the Closing Date.

     (b) Purchaser or Gaines shall waive pre-existing condition requirements, evidence of insurability provisions or any similar provisions under any employee benefit plan or compensation arrangements maintained or sponsored by or contributed to by Purchaser or Gaines for such individuals after the Closing Date.

     Purchaser also shall grant credit under Purchaser's health plans, for the remainder of the calendar year following the Closing Date, to Transferred Employees for amounts incurred by them for purposes of health plan deductibles and limits under Sellers' health Plans during the portion of the calendar year through the Closing Date provided that Sellers promptly provide such information as Purchaser requests and in a manner satisfactory to Purchaser's health plan administrator.

     (c) Except to the extent otherwise provided for in Section 7.4, Sellers' Plans shall be responsible for any health and accident claims to the extent of medical treatment incurred prior to the Closing Date, whether or not then known or payable, provided the claim is submitted to Sellers on or prior to December 31, 1995. Purchaser's Plans shall assume responsibility for all other health and accident claims to the extent of medical treatment incurred on and after the Closing Date, or submitted after December 31, 1995. However, if any claims expense for an individual exceeds $50,000 during the first 50 days following the Closing Date, the Seller and Purchaser shall each be responsible for one-half of such claims expense incurred within the 50-day period.

     (d) With respect to pension, savings, severance, vacation, health and welfare, disability benefits, executive compensation, incentive and bonus arrangements, Purchaser shall recognize for purposes of eligibility for participation and vesting under its employee benefit plans and compensation arrangements the service of any Transferred Employee with Sellers or Gaines.

     (e) With respect to all post-Closing Date employment tax withholding responsibilities, Purchaser shall treat all Transferred Employees as if they had been employed by Purchaser as of January 1, 1995. The Purchaser and the Sellers hereby agree to report on a predecessor-successor basis and shall follow the alternative procedure for employment tax reporting as prescribed in Section 5 of Rev. Proc. 84-77, 1984-2 C.B. 753. Sellers shall have no employment tax reporting responsibilities for such Transferred Employees after the Closing Date and Purchaser shall assume all obligations and duties of Sellers to furnish IRS Forms W-2 to Transferred Employees for the full 1995 calendar year, if administratively practicable.

     (f) Purchaser or Gaines shall pay severance benefits to any Transferred Employee terminated by Purchaser or Gaines during the 90-day period after the Closing Date in accordance with Quaker's and Gaines' severance plans. Thereafter, Purchaser shall pay severance benefits to any Transferred Employee terminated by Purchaser in accordance with Purchaser's severance plans.

     (g) Purchaser shall be under no obligation to provide retiree medical benefits to any Transferred Employee.

     (h) Except to the extent otherwise provided for in Section 7.4, Sellers shall take such actions as may be necessary to terminate before the Closing Date Gaines' active participation in and/or sponsorship of any and all employee benefit plans under Section 3(3) of ERISA.

     (i) Sellers shall provide for payment on or about July 1, 1995 of a pro rata amount for its fiscal year 1995 through the Closing Date of its Management Incentive Bonus Plan to Transferred Employees based on Sellers' best estimate of the such amounts for the full fiscal year.

     Section 7.3.  COBRA.  Sellers shall be responsible for satisfying
                   -----
obligations under Section 601 et seq. of ERISA and Section 4980B of the IRC,
                              -- ---
to provide continuation coverage to or with respect to (i) any Transferred Employee or (ii) any "qualified beneficiary" under any of the Gaines' group health plans, each in accordance with law with respect to any "qualifying event" occurring before the Closing Date. Purchaser shall be responsible for satisfying obligations under Section 601 et seq. of ERISA and Section 4980B of
                                         -- ----
the IRC, to provide
continuation coverage to or with respect to any Transferred Employee in accordance with law with respect to any "qualifying event" which occurs on or after the Closing Date.

     Section 7.4.  Vacation and Medical Expense Accounts.  As of the Closing
                   -------------------------------------
Date, Purchaser shall assume obligations of Sellers to Transferred Employees for any vacation entitlement and vacation pay entitlement. Sellers shall pay to the Purchaser within 5 days following the Closing Date an amount equal to 50% of their obligations for any vacation entitlement or vacation pay entitlement relating to the Topeka Vacation Bank Plan. Seller shall determine the aggregate balance (the total of proportionate employee and Sellers' allocations, less deductions for expense reimbursements) of the medical expense accounts for 1995 for Transferred Employees as of the Closing Date and shall pay such amount in cash to the Purchaser within 5 days following the Closing Date. Purchaser shall assume all obligations or payments to Transferred Employees from their medical expense accounts after the Closing Date.
Purchaser shall provide vacation and medical expense account benefits to Transferred Employees in accordance with Section 7.1.

     Section 7.5.  Qualified Plans.  Sellers and Purchaser agree to the
                   ---------------
following arrangements with respect to the Pension Plans covering any Transferred Employee prior to the Closing Date:

         (a) Benefits accrued by any Transferred Employee before the Closing Date under the Sellers' defined benefit pension Plans shall become fully vested. Sellers shall treat any Transferred Employee as having incurred a termination of employment on the Closing Date for purposes of determining the Transferred Employee's eligibility for benefits under Sellers' defined benefit pension Plans.

         (b) Accounts of any Transferred Employee under Sellers' profit sharing Plans, including but not limited to the Quaker ESOP, after being credited with all contributions due for any period before the Closing Date, shall become fully vested on the Closing Date.

         (c) Purchaser shall not accept sponsorship or any other responsibility for any Pension Plan maintained by Sellers or Gaines.

     Section 7.6.  Disability and Workers' Compensation.  Purchaser shall assume
                   ------------------------------------
responsibility for all short term disability benefits payable on and after the Closing Date with respect to all Transferred Employees. Purchaser shall not be responsible for any workers' compensation benefits, occupational diseases claims and long term disability claims with respect to any occurrences or with respect to any eligibility for long term disability, before the Closing Date involving the employees of the Pet Food Business or Gaines.

     Section 7.7.  No Third Party Beneficiaries.  Neither Purchaser nor Sellers
                   ----------------------------
intend this Article VII to create any rights or interest, except as between Purchaser and Sellers and no present or future employees of either party (or any dependents of such employees) will be treated as third party beneficiaries in or under this Agreement.

     Section 7.8.  Indemnification.  Subject to the general indemnification
                   ---------------
procedures of Section 10.4, Purchaser shall indemnify and hold harmless
Sellers' and Sellers' Employees Plans (and their trustees, fiduciaries and administrators) against (a) any claim related to the rights of a Transferred Employee (or dependent) to continuation coverage under Section 4980B of the
IRC or Section 601 et seq. of ERISA, which arises due to or in connection with a
                   -- ----
qualifying event that occurs after the Closing Date; (b) all liabilities, losses, damages, claims, costs and expenses, interests, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred, arising out of or resulting from Purchaser's breach of any covenant set forth in this Article VII. Subject to the general indemnification procedures of Section 10.4, Sellers shall indemnify and hold harmless Purchaser and Purchaser's employee plans (and their trustees, fiduciaries and administrators) against all liabilities, losses, damages, claims, costs and expenses, interests, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred, arising out of or resulting from Sellers' breach of any covenant set forth in this Article VII or (ii) any other liabilities involving any employee benefit plan of Gaines (within the meaning of Section 3(3) of ERISA) or any other payroll practice of Gaines, as conducted by Sellers or Gaines prior to the Closing Date, except to the extent otherwise provided for in Section 7.4.

     Section 7.9.  Documents and Forms.  Sellers and Purchaser agree to use
                   -------------------
their reasonable best efforts to execute all necessary documents, file all required forms with any governmental agencies and to undertake all actions that may be necessary or desirable to implement expeditiously any actions contemplated herein.

                                     VIII

                    CONDITIONS TO PURCHASER'S OBLIGATIONS

     The obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any of which may be waived in whole or in part by Purchaser:

     Section 8.1.  Accuracy of Representations and Warranties; Performance of
                   ----------------------------------------------------------
Agreements; Certificates and Opinion of Counsel.
------------------------------------------------

        (a) The representations and warranties of Sellers contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date (without giving effect to any "materiality" or similar standard or qualification or any supplemental or amended disclosure after the date hereof) with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct as of the date expressly stated), except for any breach or breaches thereof which either singly or in the aggregate, would not and could not reasonably be expected to have a material adverse effect on the Pet Food Business or the Acquired Assets or the transactions contemplated hereby.

        (b) Sellers shall have performed and complied in all material respects with all of their agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date.

        (c) Quaker shall have delivered to Purchaser (i) a certificate of its President or any Vice President dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 8.1 and (ii) an opinion of the Vice President and General Corporate Counsel or an Associate General Counsel of Quaker dated the Closing Date substantially in the form attached hereto as Exhibit I.

     Section 8.2.  Consents.  All notices to, and declarations, filings and
                   --------
registrations with, and consents, approvals and waivers from all Governmental Authorities necessary in order to consummate the transactions contemplated hereby, other than those relating to the transfer of a Permit or the obtaining of a new Permit in lieu thereof, shall have been obtained.

     Section 8.3.  No Injunction.  No permanent injunction or other order
                   -------------
shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory authority, which prevents the consummation of the transactions contemplated in this Agreement.

     Section 8.4.  HSR Act.
                   -------

     (a) The waiting periods under the HSR Act shall have expired or been terminated;

     (b) Neither the FTC nor the Antitrust Division nor any state, United States territory or possession, local or federal agency shall have obtained a temporary restraining order or preliminary or permanent injunction prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) No private party shall have obtained a temporary restraining order or preliminary or permanent injunction prohibiting consummation of the transactions contemplated by this Agreement;

     (d) Neither the FTC nor the Antitrust Division nor any state, United States territory or possession, local or federal agency nor the staff or employees thereof shall have commenced or recommended the commencement of an action for a preliminary injunction prohibiting consummation of the transactions contemplated by this Agreement.

   Section 8.5.  Closing Deliveries.  Sellers shall have delivered to
                 ------------------
Purchaser all deliveries to be made to it pursuant to Section 2.6(b).

   Section 8.6.  No Material Adverse Change.  From the date hereof through the
                 --------------------------
Closing, there shall not have occurred any changes in the assets, liabilities, earnings, business or financial condition of the Pet Food Business, or the Acquired Assets which have been or would or could reasonably be expected to be, either individually or in the aggregate, materially adverse to the Pet Food Business, the Acquired Assets or the transactions contemplated thereby.

   Section 8.7.  Title Insurance and Survey.  (a)  Sellers shall diligently
                 --------------------------
proceed to use all reasonable best efforts to provide to Purchaser by the Closing Date an ALTA Owner's Form of Title Insurance Policy, 1987 version
(Rev. 1990) (each a "Policy" and collectively, the "Policies") with respect to each parcel of Owned Real Property. Each Policy shall (i) be issued on the Closing Date by Chicago Title Insurance Company (the "Title Company"), (ii) be in such amount as Purchaser reasonably may determine to be the fair market value of such real property (including all improvements located thereon), and
(iii) each Policy delivered hereunder shall insure Purchaser's ownership with respect to each parcel of Owned Real Property of fee title without any of the standard Schedule B preprinted exceptions other than Taxes Not Yet Due and Payable and matters of survey. With respect to each such Policy Seller shall use all reasonable best efforts (which shall include the expenditure of funds only to the extent of customary title insurance premiums charged in connection therewith) to obtain (A) an "extended coverage endorsement" insuring over the general exceptions contained customarily in such Policy, (B) an ALTA Zoning Endorsement 3.1 (or equivalent) to the extent available from the Title Company based on a review of the physical nature of the Owned Real Property limited to the surveys provided under this Section 8.7, (C) an endorsement insuring that the real property described in the title insurance policy is the same real estate as shown on the survey delivered with respect to such property, (D) an endorsement insuring that each building structure or other improvement has direct access to a public street adjoining the real property on which such improvement is situated over the driveways and accessways currently being used in connection with the use and operation of such improvement, and no such existing driveway or accessway crosses or encroaches upon any property or property interest not owned by Sellers or Gaines, (E) all buildings, structures, fixtures, and other improvements erected on the Owned Real Property conform in all material respects with all applicable deed restrictions, and do not encroach on property of others, and (F) an endorsement insuring over any exceptions or other matters disclosed in such Policy that render title unmarketable. If any Lien is disclosed as an exception on a Policy which would render title unmarketable or which would or could reasonably be expected to materially adversely interfere with how any Owned Real Property is used, occupied or operated as of the Closing Date, Sellers at their option may either remove said exception or agree to indemnify Purchaser against all losses incurred by Purchaser as a result of any such exceptions which are not removed or any reduction of coverage because of said exception to the same extent Purchaser would have been insured against such losses by the Title Company had the Policy been issued not containing or insuring over said exceptions. If Sellers indemnify Purchaser as aforesaid, Purchaser and Sellers for a reasonable time after the Closing shall use their reasonable best efforts to remove such exceptions or provide such coverage. Seller's indemnity would be terminated or reduced as appropriate upon removal of such exceptions or providing such coverages. To the extent available under applicable state law, any title insurance for any Gaines Owned Real Property shall include a "non-imputation" endorsement to the effect that title defects known to the officers, directors and/or shareholders of Sellers or Gaines shall not be deemed "facts known to the insured" for purposes of such Policy. If any Policy and related indemnification by Sellers, if any, as specified above in this Section 8.7 is not provided to Sellers in conformity with the above provisions at or prior to the Closing Date, Sellers shall diligently use all reasonable efforts to provide the Policy and said indemnification to Purchaser as soon after the Closing Date as possible. Seller shall diligently proceed to use all reasonable efforts to provide to Purchaser by the Closing Date a current survey of each parcel of Owned Real Property (each a "Survey" and collectively the "Surveys") in each case prepared in insurable form in accordance with standards applicable to registered and licensed land surveyors making surveys in the localities in which such parcels are located. If a Survey shows any encroachments or other conditions which would individually or in the aggregate, interfere in any material respect with the use, occupancy, or operation of any parcel of Owned Real Property as used, occupied and operated as of the Closing Date, Sellers may either remedy said condition or agree to indemnify Purchaser against all losses incurred by Purchaser as a result of any such condition to the same extent Purchaser would have been insured against such losses by the Title Company had the Policy been issued to insure over said condition. If Sellers indemnify Purchaser as aforesaid, Purchaser and Sellers for a reasonable time after the Closing shall use their reasonable efforts to remedy said condition or provide such coverage. Sellers' indemnity would be terminated or reduced as appropriate upon removal of such conditions or providing coverages. If any Survey and related indemnification by Sellers, if any, as specified above in this Section 8.7 is not provided to Purchaser in conformity with the above provisions at or prior to the Closing Date, Sellers shall diligently use all reasonable efforts to provide the Survey and said indemnification to Purchaser as soon after the Closing Date as possible. Without limiting the generality of any of the foregoing, all claims of Purchaser for indemnification pursuant to this

Section 8.7 shall be subject to the basket described in this Section 10.5. The costs of such title insurance policies and surveys shall be borne by equally by Sellers and Purchaser. Nothing contained in this Section 8.7 shall in any way reduce Purchaser's rights under any other provision of this Article VIII.

   Section 8.8.  Resolutions.  Sellers shall have delivered to Purchaser true
                 -----------
and complete copies of the resolutions of their respective Board of Directors certified by their Secretary or Assistant Secretary authorizing and approving the transactions contemplated herein.

   Section 8.9.  Loss.  To the extent applicable, Sellers shall not have
                 ----
withheld their consent contemplated by Section 2.9(a).

   Section 8.10. Post-Signing Matters.  There shall not have occurred any
                 --------------------
Post-Signing Matters (as defined in Section 10.5 hereof) that would or could reasonably be expected to result in Purchaser Losses in excess of $50 million.


                                      IX

                      CONDITIONS TO SELLERS' OBLIGATIONS

          The obligations of Sellers under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, all or any of which may be waived in whole or in part by Sellers:

   Section 9.1.  Accuracy of Representations and Warranties; Performance of
                 --------------------------------------------------------------
Agreements; Certificate and Opinion of Counsel.
-----------------------------------------------

        (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date (without giving effect to any "materiality" or similar standard or qualification) with the same effect as though such representations and warranties had been made or given again at and as of the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all material respects as of the date expressly stated).

        (b) Purchaser shall have performed and complied in all material respects with all of its agreements, covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

        (c) Purchaser shall have delivered to Sellers (i) a certificate of its president or any Senior Vice President dated the Closing Date and certifying the fulfillment of the conditions set forth in this Section 9.1 and (ii) an opinion of the General Counsel or an Associate General Counsel dated the Closing Date substantially in the form attached hereto as Exhibit J.

     Section 9.2.  Consents.  All notices to, and declarations, filings and
                   --------
registrations with and consents, approvals and waivers from Governmental Authorities necessary in order to consummate the transactions contemplated hereby, other than those relating to the transfer of a Permit or the obtaining of a new Permit in lieu, shall have been obtained.

     Section 9.3.  No Injunction.  No permanent injunction or other order
                   -------------
shall have been issued by any court of competent jurisdiction, or by any governmental or regulatory authority, which prevents the consummation of the transactions contemplated in this Agreement.

     Section 9.4.  HSR Act.  Any waiting period applicable to the consummation
                   -------
of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     (a) The waiting periods under the HSR Act shall have expired or been terminated;

     (b) Neither the FTC nor the Antitrust Division nor any state, United States territory or possession, local or federal agency shall have obtained a temporary restraining order or preliminary or permanent injunction prohibiting the consummation of the transactions contemplated by this Agreement;

     (c) No private party shall have obtained a temporary restraining order or preliminary or permanent injunction prohibiting consummation of the transactions contemplated by this Agreement;

     (d) Neither the FTC nor the Antitrust Division nor any state, United States territory or possession, local or federal agency nor the staff or employees thereof shall have commenced of recommended the commencement of an action for a preliminary injunction prohibiting consummation of the transactions contemplated by this Agreement.

     Section 9.5.  Closing Deliveries.  Purchaser shall have delivered to
                   ------------------
Sellers all deliveries to be made to them pursuant to Section 2.6(c).

     Section 9.6.  Resolutions.  Purchaser shall have delivered to Sellers
                   -----------
true and complete copies of the resolutions of its Board of Directors certified by its Secretary or Assistant Secretary, authorizing and approving the transactions contemplated herein.

                                      X

                               INDEMNIFICATION

   Section 10.1.  Survival of Representations and Warranties and Obligations.
                   ----------------------------------------------------------
All representations, warranties, agreements, covenants and obligations made or undertaken by Sellers in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect indefinitely unless, in respect of any agreement or covenant, some specified period is set forth in this Agreement or in any document or instrument executed and delivered pursuant hereto, and except that all representations and warranties contained herein or in any exhibit, schedule or certificate delivered under this Agreement shall remain in effect only until the second anniversary of the Closing Date (except for representations and warranties relating to product liability matters under
Section 3.14 and the representations and warranties set forth in Section 3.11, which shall remain in effect until the third anniversary of the Closing Date). All claims for Taxes pursuant to Article XI, including claims for breach of the representations and warranties set forth in Section 3.13, and all claims for breach of the representations and warranties set forth in Section 3.20, shall remain in effect for the applicable statute of limitations period. All representations, warranties, agreements, covenants and obligations made or undertaken by Purchaser, in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the Closing hereunder and shall not merge in the performance of any obligation by any party hereto, and will remain in full force and effect indefinitely unless, in respect of any agreement or covenant, some specified period is set forth in this Agreement or in any document or instrument executed and delivered pursuant hereto, and except that all representations and warranties contained herein or in any exhibit, schedule or certificate delivered under this Agreement shall remain in effect only until the second anniversary of the Closing Date. If written notice of a claim for breach of a representation or warranty has been given by a party prior to the applicable expiration date, then the relevant representation or warranty shall survive as to such claim until the claim has been finally resolved.

     Section 10.2.  Indemnification by Sellers.  Except as otherwise limited
                    --------------------------
by this Article X, and except for matters relating to Taxes which shall be governed by the provisions of Article XI, Purchaser and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Sellers, jointly and severally, from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal fees and expenses) actually suffered or incurred by it (hereinafter a "Purchaser Loss"), actually arising out of or resulting from:

        (a) the breach of any representation or warranty by Sellers contained herein or in any exhibit, schedule or certificate delivered by Sellers or their representatives under this Agreement (without giving effect to either the enforceability exception contained in Section 3.3 or any supplemental or amended disclosure after the date hereof);

        (b) the breach of any covenant or agreement by Sellers contained herein or in any document delivered in connection herewith;

        (c) the failure of Sellers to pay or otherwise discharge the Excluded Liabilities;

        (d) any violation by Sellers of, or failure by Sellers to comply with, the bulk transfer laws of any state or the fraudulent conveyance or preferential transfer laws of the United States or any state;

        (e) any failure by Sellers to comply with the Worker Adjustment and Retraining Notification Act of 1988 ("WARN Act") with respect to the termination of any employees of Sellers prior to the Closing Date;

        (f) any Mechanic's Liens made or asserted against the Acquired Assets with respect to goods furnished or services rendered prior to the Closing Date and any Taxes Not Yet Due and Payable applicable to periods prior to the Closing Date that have not been prorated pursuant to Section 2.6(d);

        (g)    any Excluded Liabilities;

        (h) implementation of the undertaking of the parties set forth in the last paragraph of Section 2.1 and in Section 2.2(d);

        (i) any violation by Sellers of, or failure by Sellers to comply with, European Union antitrust law and European Commission notification regulations relating to the agreement set forth as Item #1 on Schedule 3.12(b)(ii).

        (j) without limiting the foregoing, all claims, actions, suits proceedings (including arbitration and alternate dispute resolution proceedings) pending or threatened against or with respect to (i) the Pet Food Business or (ii) the Acquired Assets as of the Closing Date; and

        (k) without limiting the foregoing, orders, decrees or judgments in effect as of the Closing Date with respect to (A) the Pet Food Business or (B) the Acquired Asset.

     Purchasers and its officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Sellers, jointly and severally, from any and all fines and penalties with respect to the Pet Food Business levied, assessed or imposed by the Occupational Safety and Health Administration for events and conditions arising or existing prior to the Closing Date; it being hereby agreed and understood that notwithstanding anything to the contrary contained in this Article X, (i) Purchaser promptly shall notify Sellers of the levy, assessment or imposition of any such fines and penalties and Purchaser and Sellers shall act jointly in defending against, contesting, appealing and settling any such fines and penalties taking into consideration the effect of such regulation on the on-going business of Purchaser, and (ii) the indemnification provided pursuant to this paragraph shall not be subject to the Basket described in Section 10.5

     Section 10.3  Indemnification by Purchaser.  Except as otherwise limited
                   ----------------------------
by this Article X, Sellers and their respective officers, directors, employees, agents, successors and assigns shall be indemnified and held harmless by Purchaser from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgment and penalties (including, without limitation, reasonable legal fees and expenses) actually suffered or incurred by them (hereinafter a "Sellers' Loss") actually arising out of or resulting from:

        (a) the breach of any representation or warranty by Purchaser contained herein or in any exhibit, schedule or certificate delivered by Purchaser or its representatives under this Agreement (without giving effect to the enforceability exception set forth in Section 3.3);

        (b) the breach of any covenant or agreement by Purchaser contained herein or in any document delivered hereunder at the Closing;

        (c) the failure of Purchaser to pay or otherwise discharge the Assumed Liabilities or any other liability or obligations incurred by Purchaser in connection with the Acquired Assets or its operation of the Pet Food Business from and after the Closing Date, except with respect to which Sellers are obligated to indemnify Purchaser pursuant to Section 10.2; or

        (d) any failure by Purchaser to comply with the WARN Act with respect to the termination of any employees of Purchaser after the Closing Date.

     Section 10.4.  Indemnification Procedures.
                    --------------------------

        (a) For the purposes of this Section 10.4, the term "Indemnitee" shall refer to the Person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 10.2 or 10.3, as the case may be; the term "Indemnitor" shall refer to the Person having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Sellers' Losses" or the "Purchaser Losses," as the case may be.

        (b) An Indemnitee shall deliver written notice (a "Notice of Claim") to the Indemnitor promptly after the Indemnitee has knowledge of any claim (including a Third Party Claim, as hereinafter defined) which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate that its defense of the matter was materially prejudiced by such failure. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises and the Indemnitor then shall have a period of 30 days to reply to such Notice of Claim.

        (c) The obligations and liabilities of an Indemnitor under this Agreement with respect to losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Agreement ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: The Indemnitee at the time it delivers a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that the Indemnitor shall be permitted, at its option, to assume and control the entire defense of such Third Party Claim at the Indemnitor's expense and through counsel of its choice if it delivers notice within the 30-day period specified above of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify pursuant to this Agreement. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as reasonably is required by the Indemnitor, and the Indemnitee shall be entitled to participate in such defense by its own counsel and at its own expense; provided, however, that the Indemnitor shall thereafter consult
              --------  -------
     with the Indemnitee upon the

     Indemnitee's reasonable request for such consultation from time to time with respect to such Third Party Claim. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim with respect to which the Indemnitor has elected to defend pursuant to this Article X may be settled by the Indemnitor without the prior written consent of the Indemnitee, which consent shall not unreasonably be withheld or delayed. If the Indemnitee does not receive written notice within said 30-day period that the Indemnitor has elected to assume the defense of such Third Party Claim, or if (i) representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate (based on the advice of counsel to the Indemnitee) due to actual or potential differing interests between such Indemnitee and Indemnitor, or
     (ii) the Indemnitee reasonably has concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the Indemnitor, the Indemnitee may elect to assume such defense, assisted by counsel of its own choosing; provided, however, in such event, the Indemnitee thereafter shall
               --------  -------

     consult with the Indemnitor upon the Indemnitor's reasonable request for such consultation from time to time with respect to such Third Party Claim. Whether or not the Indemnitee elects to assume the defense of such Third Party Claim, the Indemnitor shall not be relieved of its obligations hereunder. The Indemnitee shall give the Indemnitor at least 15 days' notice of any proposed settlement or compromise of any Third Party Claim the Indemnitee has elected to defend, during which time the Indemnitor may assume the defense of, and responsibility for, such Third Party Claim and if it does so, the proposed settlement or compromise may not be made. In the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the

     Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in the Indemnitor's possession or under its control relating thereto as reasonably is required by the Indemnitee, and the Indemnitor may participate in such defense by its own counsel and at its own expense.

        (d) Any claim by an Indemnitee with respect to Losses which do not result from a Third Party Claim shall be asserted in the same manner as specified in Section 10.4(b) above. If the Indemnitor does not respond to such claim within the 30-day period specified in Section 10.4(b), the Indemnitor will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee under and as limited by this Agreement.

     Section 10.5  Limits on Indemnification.  No claim may be made against
                   -------------------------
Quaker and/or QOAC for breach of a representation or warranty contained herein or in any exhibit, schedule or certificate delivered under this Agreement unless and only to the extent the aggregate of all Purchaser Losses incurred as a result thereof exceed $5,000,000 (the "Basket") and then only with respect to that portion of such Purchaser Losses which exceed the Basket; provided,
                                                          --------  -------
however, that the Basket shall not apply with respect to Purchaser Losses incurred resulting from the last paragraph in Section 10.2 and any breach of a representation or warranty contained in Sections 3.10, 3.13, 3.14, 3.15, 3.18 and 3.20, or to the extent it relates to any one of the foregoing or to any other Purchaser Losses indemnified under Article XI; and provided further, that
                                                         -------- -------
with respect to any breach of a representation or warranty by Sellers arising primarily out of events occurring after the date hereof and prior to the Closing Date that have been disclosed to Purchaser in accordance with Sellers' obligations under Section 12.17

("Post-Signing Matters"), Sellers indemnification obligations hereunder shall be limited to (x) the first $10,000,000 of Purchaser Losses resulting from Post-Signing Matters, (y) 50% of the next $10,000,000 of Purchaser Losses resulting from Post-Signing Matters, and (z) in any case, not more than an additional $30,000,000. In no event shall Quaker and/or QOAC be required to indemnify Purchaser for Purchaser Losses which in the aggregate exceed $385,156,250 (other than with respect to the Excluded Liabilities). No claim may be made against Purchaser for any breach of a representation or warranty contained herein or in any exhibit, schedule or certificate delivered under this Agreement unless and only to the extent that the aggregate of all Sellers' Losses incurred as a result thereof exceed $5,000,000, and then only with respect to that portion of such Sellers' Losses which exceed $5,000,000. Purchaser shall not be required to indemnify Sellers for Sellers' Losses which in the aggregate exceed $385,156,250.

   Section 10.6.  Adjustment of Liability.  Any indemnifiable Sellers' Loss or
                  -----------------------
Purchaser Loss, as the case may be, shall be reduced by any Tax benefit accruing to the indemnified party on account of the indemnification payment and by the amounts actually recovered by the indemnified party from its insurance carriers in respect of such loss and any amounts recovered by such party subsequent to the payment by the indemnifying party hereunder with respect to the same claim shall be remitted to such indemnifying party, except that such remittance shall not exceed the amount of the indemnification payment made by such indemnifying party.

   Section 10.7.  Exclusive Remedy.  From and after the Closing, no party
                  ----------------
hereto shall be liable or responsible in any manner whatsoever to the other parties, whether for indemnification or otherwise, except for indemnity as expressly provided in this Article X and in Article XI and Section 7.9, which provide the exclusive remedy and cause of action of the parties hereto for monetary damages with respect to any matter arising out of or in connection with this Agreement or any Schedule or Exhibit hereto or any opinion or certificate delivered in connection herewith, except for fraud. After the Closing, Purchaser shall not be entitled to a recision of the sale of the Acquired Assets except in the case of fraud by Sellers.

                                      XI

                                 TAX MATTERS

    Section 11.1.  Tax Indemnification.
                   -------------------

    (a) The Sellers shall indemnify and hold harmless the Purchaser and its officers, directors, employees, agents, successors and assigns from and against any Purchaser Loss actually arising out of or resulting from:

        (i) any and all Taxes with respect to any taxable period of Gaines ending on or before the Closing Date;

        (ii) any and all Taxes of any member of a consolidated, combined or unitary group (other than Gaines) of which Gaines is or was a member on or prior to the Closing Date, by reason of the liability of Gaines pursuant to Treasury Regulation Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation;

        (iii) any breach by the Sellers of any representation, warranty or covenant contained in Section 3.13 or this Section;

        (iv) any and all Taxes allocated to the Sellers pursuant to subsection
    (c) hereof and not previously paid thereunder; and

         (v) except for transfer taxes which are the responsibility of Purchaser pursuant to Section 12.15, any and all Taxes imposed in connection with or arising directly from (1) the Acquired Assets on or before the Closing Date, and (2) the Excluded Assets whether arising on, before or after the Closing Date.

   (b) Purchaser shall indemnify and hold harmless Sellers and their respective officers, directors, employees, agents, successors and assigns from and against any Sellers' Loss actually arising out of or resulting from:

     (i) any and all Taxes with respect to any taxable period of Gaines commencing after the Closing Date;

     (ii)  any and all Taxes allocated to the Purchaser pursuant to subsection
   (c) hereof and not previously paid thereunder; and

     (iii) any and all Taxes arising out of an actual or deemed election under IRC Section 338 or any corresponding or similar provision under any state, local or foreign law.

   (c) The Sellers and the Purchaser will, to the extent permitted by applicable law, close the taxable period of Gaines on the Closing Date. In any case where applicable law does not permit Gaines to close its taxable year on the Closing Date, then Taxes, if any, attributable to the taxable period of Gaines beginning before and ending after the Closing Date shall be allocated
(i) to the Sellers for the period up to and including the Closing Date, and
(ii) to the Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be made by means of a closing of the books and records of Gaines as of the close of business on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

   Section 11.2.  Preparation of Tax Returns.
                  --------------------------

   (a) The Sellers shall include, or cause to be included, Gaines in (A) the United States consolidated federal income Tax Return of Quaker for the taxable periods of Gaines ending on or before the Closing Date, and (B) all other consolidated, combined or unitary Tax Returns of the Sellers or their Affiliates for the taxable period of Gaines ending (or the portion of any taxable year ending) on the Closing Date (such Tax Returns referred to in clauses (A) and (B) hereof are hereinafter referred to as "Seller Consolidated or Combined Returns") to the extent consistent with prior years. The Sellers shall prepare or cause to be prepared, and timely file or cause to be timely filed, all Seller Consolidated or Combined Returns which include Gaines for all taxable periods of Gaines ending on or before the Closing Date. The Sellers also shall prepare or cause to be prepared and, except as set forth in subsection (b), timely file or cause to be timely filed, all other Tax Returns of or which include Gaines or its assets or operations required to be filed for taxable periods ending on or prior to the Closing Date. The Sellers shall pay or cause to be paid all Taxes shown due on such Tax Returns. Upon Purchaser's request, the Sellers shall provide to Purchaser copies of any state income tax returns prepared by the Sellers and filed on a separate basis by Gaines for the tax year ending on the Closing Date and, to the extent available, any pro forma returns prepared by the Sellers for Gaines for inclusion in a state unitary return filed by the Sellers for such period, with such exclusions as Sellers believe necessary to exclude information not relating to Gaines.

   (b) The Purchaser shall be responsible for filing all Tax Returns required to be filed by or on behalf of Gaines, or with respect to its assets and operations, after the Closing Date other than the Seller Consolidated or Combined Returns.

   (c) With respect to any Tax Return required to be filed by the Purchaser for a taxable period of Gains beginning before and ending after the Closing Date, the Purchaser shall deliver, at least 20 business days prior to the due date for filing of such Tax Return (including extensions), to the Sellers a copy of such Return and a statement setting forth the amount of Taxes for which the Sellers are responsible pursuant to Section 11.1(c) hereof (the "Statement"). The Sellers shall have the right to review such Return and Statement prior to the filing of such Tax Return. The Sellers and the Purchaser agree to consult and resolve in good faith any issue arising as a result of the review of such Return and Statement and mutually to consent to the filing as promptly as possible of such Tax Return. Not later than five business days before the due date for the payment of Taxes with respect to such Tax Return, the Sellers shall pay to the Purchaser an amount equal to the Taxes shown on the Statement (as ultimately agreed by the parties) as being the responsibility of the Sellers under Section 11.1(c).


   Section 11.3.  Cooperation.  The Sellers and the Purchaser shall cooperate
                  -----------
fully with each other and make available to each other in a timely fashion such Tax data and other information as may be reasonably required by the Sellers or the Purchaser for the preparation of any Tax Returns required to be prepared and filed by the Sellers or the Purchaser hereunder, or in connection with the preparation or filing of any election, consent or certification. The Sellers and the Purchaser will provide to each other, and the Purchaser will cause Gaines to provide to the Sellers, full access, at any reasonable time and from time to time, at the business location at which the books and records are maintained, after the Closing Date, to such Tax data of Gaines as the Sellers or the Purchaser, as the case may be, may from time to time reasonably request.

       Section 11.4.  Tax Audits.
                      ----------

       (a) Gaines or the Purchaser will, promptly upon receipt of notice thereof, notify the Sellers of the commencement of any claim, audit, examination, or other proposed change or adjustment by any taxing authority concerning any Tax of Gaines for taxable periods ending on or before or which include the Closing Date.

       (b) The Sellers shall have the sole and exclusive right to represent Gaines' interests in any Tax audit or administrative or court proceeding relating to taxable periods of Gaines ending on or before the Closing Date and to employ counsel of its choice at its expense.

       (c) With respect to any taxable period of Gaines beginning before and ending after the Closing Date, the Purchaser and the Sellers shall jointly control the defense and settlement of any Tax audit or administrative or court proceeding and each party shall cooperate with the other party at its own expense and there shall be no settlement or closing or other agreement with respect thereto without the consent of the other party, which consent will not be unreasonably withheld.

       (d) Purchaser shall have the sole and exclusive right to represent the interests of Gaines in all other Tax audits or administrative or court proceedings.

       Section 11.5.  Refunds.  Except as otherwise provided in Section 11.6,
                      -------
to the extent any determination of Tax liability of Gaines, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date or (ii) any period which includes the Closing Date but does not begin or end on that day, any such refund shall belong to Sellers, provided that in the case of any Tax refund described in clause (ii), the portion of such Tax refund which shall belong to Sellers shall be that portion that is attributable to the portion of that period which ends on the Closing Date (determined on the basis of an interim closing of the books as of the Closing Date), and Purchaser shall promptly pay any such refund of Taxes, to Sellers upon receipt thereof by Purchaser. Any and all other refunds of Taxes shall belong to Purchaser. Any payments made under this Section shall be net of any Taxes payable and expenses incurred with respect to such refund, credit or interest thereon.

   Section 11.6.  Carrybacks.  Purchaser shall not carry back any Tax
                  ----------
attributes of Gaines arising in a taxable period commencing after the Closing Date to a taxable period of Gaines ending on or before the Closing Date unless
(i) no waiver of the carry back of such Tax attribute is allowed under applicable law or (ii) Sellers consent to such carry back. In any such case, any refund received by the Sellers shall be paid to the Purchaser net of any Taxes payable and expenses incurred with respect to such refund.

   Section 11.7.  No Section 338(h)(10) Election.  Sellers and Purchaser agree
                  ------------------------------
they shall not make any election under IRC Section 338(h)(10) or any corresponding or similar provision under any state, local or foreign law with respect to the purchase of the Gaines Stock.

                                     XII

                                MISCELLANEOUS

         Section 12.1  Termination of Agreement.  This Agreement may be
                       ------------------------
terminated at any time prior to the Closing:

         (a)  by mutual written consent of Purchaser and Sellers;

         (b) by either party if the Closing shall not have occurred by 5:00 p.m., Eastern time, on June 30, 1995; provided, however, that the right to
                                           --------  -------
     terminate this Agreement under this Section 12.1(b) shall not be available to any party whose failure to perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

         (c) by either party upon the occurrence of any of the adverse events described in Sections 8.3, 8.4, 9.3 and 9.4.

     In the event that Sellers shall disclose to Purchaser in writing pursuant to Section 12.17 any state of facts, circumstances or events arising after the date hereof that Seller identifies as causing the condition set forth in Section
8.6 of being incapable of being satisfied, Purchaser shall have the right, but not the obligation, to terminate this Agreement pursuant to notice to Sellers given within 20 days of such disclosure. In the event that Purchaser fails to so elect to terminate this Agreement, Purchaser shall not thereafter be permitted to avoid the Closing as a result of the failure of the conditions contained in Sections 8.6 and 8.10 solely as a result of such disclosed state of facts, circumstances or events, but such failure to terminate this Agreement shall not affect any other rights of Purchaser under this Agreement including, but not limited to, Article 10.

     In the event of termination of this Agreement by either or both of the parties pursuant to this Section 12.1, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null, void and of no effect and there shall be no liability on the part of the parties hereto (or their respective officers, directors or Affiliates) except (a) as set forth in
Section 12.2 hereof and (b) nothing herein shall relieve either party from liability for any willful breach hereof.

   Section 12.2.  Expenses.  All costs and expenses, including, without
                  --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

   Section 12.3.  Waiver.  The accuracy of any representation or warranty, the
                  ------
performance of any covenants or agreement or the fulfillment of any condition of this Agreement by Purchaser on the one hand or the Sellers on the other, may be expressly waived in writing by Purchaser or Sellers, as appropriate. Any waiver hereunder shall be effective only in the specific instance and for the purpose for which given. No failure or delay on the part of Purchaser or the Sellers in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

   Section 12.4.  Consents.  Whenever this Agreement requires a permit or
                  --------
consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 12.3.

   Section 12.5.  Assignment; Parties in Interest.  This Agreement and all of
                  -------------------------------
the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned, including by operation of law or otherwise, by any party hereto without the prior written consent of the other party.

     Notwithstanding the foregoing, Purchaser at any time may assign its rights under this Agreement, in whole or in part, to any subsidiary of which Purchaser owns 51% or more of the voting stock either directly or indirectly ("Purchaser Subsidiary"). If Purchaser assigns its rights under this Agreement to Purchaser Subsidiary, Purchaser Subsidiary shall be entitled to all of the rights assigned to it by Purchaser and shall be obligated to perform all of the corresponding obligations of Purchaser hereunder, and Purchaser shall guaranty the prompt performance by Purchaser Subsidiary of such obligations in the same manner as the guaranty provided by Quaker as set forth in Section 12.20 hereof, and if such assignment is made prior to the Closing, Purchaser shall provide for the delivery to the Sellers of the officer's certificate, the opinion of counsel and the certified resolutions referred to in Sections 9.1(c) and 9.6 by both Purchaser and Purchaser Subsidiary.

   Section 12.6.  Further Assurances.  Each of the parties hereto agrees that,
                  ------------------
from and after the Closing, upon the reasonable request of any other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement.

   Section 12.7.  Entire Agreement.  This Agreement and the Schedules, the
                  ----------------
Confidentiality Agreement referred to in Section 5.1 and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement and understanding of the parties with respect to the subject matter hereof. This Agreement and the Confidentiality Agreement supersede all prior agreements (including drafts) relating to the transactions contemplated hereby and all such prior agreements (including drafts) shall not be relied upon by the parties hereto or introduced in any court of competent jurisdiction as evidence of an expression of the parties intention with respect to the subject matter set forth in this Agreement.

   Section 12.8.  Amendment.  This Agreement may be amended or modified in
                  ---------
whole or in part only by a duly authorized written agreement that refers to this Agreement and is signed by the parties hereto or by their duly appointed representatives or successors.

   Section 12.9. Limitations on Rights of Third Parties.  Nothing expressed or
                 --------------------------------------
implied in this Agreement is intended or shall be construed to confer upon or give any Person other than Purchaser and Sellers any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

   Section 12.10. Captions.  The captions in this Agreement are inserted for
                  --------
convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

   Section 12.11. Counterparts.  This Agreement may be executed in
                  ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

   Section 12.12. Notices.  All notices, claims, certificates, requests,
                  -------
other communications hereunder shall be in writing and will be deemed to have been duly given if personally delivered or telecopied or on the date of receipt indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

   (a)  If to Sellers or Gaines, to:

               The Quaker Oats Company
               P.O. Box 9001
               Chicago, Illinois  60604-9001

               Telecopy Number:  312-222-8315
               Attention:  Vice President and
                           General Corporate Counsel

   (b)  If to Purchaser, to:

               H. J. Heinz Company
               600 Grant Street, 60th Floor
               Pittsburgh, Pennsylvania  15219

               Telecopy Number:  412-456-6102
               Attention:  Senior Vice President and
                           General Counsel

or to such other address as the Person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

   Section 12.13.  Governing Law.  This Agreement shall be governed by, and
                   -------------
construed and enforced in accordance with, the internal laws of State of Illinois, without regard to its provisions concerning conflicts or choice of law.

   Section 12.14. Bulk Sales Law.  Purchaser hereby waives compliance by
                  --------------
Sellers with the provision of any applicable bulk sales laws. Seller shall promptly pay and discharge when due or contest or litigate all claims of creditors that are asserted against Purchaser by reason of non-compliance with such laws, except with respect to any such claims that relate to the Assumed Liabilities.

   Section 12.15. Transfer Taxes.  All excise, sales, value added, use,
                  --------------
registration, stamp, transfer and similar Taxes, levies, charges and fees (including all real estate transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be shared equally between the parties. Purchaser and Seller shall cooperate in providing each other appropriate resale exemption certificates and other appropriate tax documentation.

   Section 12.16.  Public Announcements.  All public announcements relating to
                   --------------------
this Agreement or the transactions contemplated hereby shall be made at such time and in such manner as the parties hereto shall mutually agree, except that nothing in this Agreement shall prevent a party hereto from making any disclosure in connection with the transactions contemplated by this Agreement to the extent required by law or to the extent required by any securities exchange on which a party has listed its securities provided that prior notice of such disclosure is given to the other party.

   Section 12.17. Schedules.  Any item disclosed in the Schedules or in any of
                  ---------
the Exhibits attached hereto, under any specific representation or warranty or Schedule number hereof, shall be deemed to have been disclosed for all purposes of this Agreement in response to every representation or warranty of this Agreement in respect of which such disclosure relates or is required. In no event shall Sellers have any liability by virtue of their failure to disclose in response to any representation or warranty of this Agreement items which are disclosed herein in response to another representation or warranty of this Agreement. Sellers shall promptly, by notice in accordance with this Agreement, supplement or amend any schedule to this Agreement to include any matter hereafter arising prior to Closing which, if existing or occurring before or at the date of this Agreement, would have been required to be set forth or described in the Schedule; it being hereby agreed and understood that any such amendment or supplement to any schedule to this Agreement shall not operate to cure any prior breach by Sellers of any representation and warranty to which such amended or supplemented schedule relates.

   Section 12.18.  [Intentionally left blank]

   Section 12.19.  Cooperation In Connection with SEC Filings.  Sellers and
                   ------------------------------------------
Purchaser shall cooperate with each other (and their respective independent public accountants, financial advisors and legal counsels) and make available to each other such financial and other information as may be required by Quaker or Purchaser to comply with the requirements of Regulation S-X with respect to the filing of periodic reports under the Exchange Act and the filing of any registration statement on an appropriate form under the Securities Act.

          Sellers, at Purchaser's sole expense, shall cause Arthur Andersen (a) to commence an audit immediately after the public announcement by Sellers of the transactions contemplated by this Agreement of the balance sheet of the Pet Food Business as of June 30, 1994 (the "June Balance Sheet"), together with the related statements of income and cash flows for the fiscal year then ended (collectively, the "June Financial Statements") and (b) to commence an audit immediately following the Closing Date of a balance sheet as of the Closing Date for the Pet Food Business, together with the related statements of income and cash flows for the period then ended (the "Closing Financial Statements"). Sellers shall deliver the audited June Financial Statements, including the unqualified opinion of Arthur Andersen, to Purchaser as promptly as practicable (but in no event later than 30 days) after the Closing Date. Seller shall deliver the audited Closing Financial Statements, including the unqualified opinion of Arthur Andersen, to Purchaser not later than 45 days after the Closing Date.

   Section 12.20.  Guarantee.  Quaker hereby guarantees the prompt performance
                   ----------
by QOAC of its covenants and obligations hereunder. In the event of nonperformance by QOAC of any such covenants or obligations, Quaker shall promptly itself perform or cause QOAC to perform such covenants and obligations. The guaranty to Purchaser hereunder is an absolute, continuing, unconditional and unlimited guaranty of performance.

     Quaker as guarantor shall be entitled to the benefit of all defenses to and limitations on the guaranteed covenants and obligations to the same extent that QOAC would have had such benefit, except that in no event shall the validity of the guaranty or the obligations of the guarantor be in any way terminated, affected or impaired by the dissolution of QOAC or the rejection of such obligations under any bankruptcy, insolvency or similar laws, now or hereafter enacted.

   Section 12.21. Arbitration.
                  -----------

   (a) Except as otherwise provided in this Section 12.21 and except for enforcement of Section 5.6 of this Agreement, any controversy, claim, or dispute between the parties, directly or indirectly, concerning this Agreement or any agreement that is an Exhibit to this Agreement or the alleged or actual breach or subject matter of this Agreement or such other agreement, including, but not limited to, questions concerning the scope or applicability of this Section 12.21, shall be finally settled by arbitration as provided in this Section 12.21. Any such arbitration shall be conducted before one arbitrator in accordance with the Rules of the AAA then in effect. The arbitration shall take place in New York City, Borough of Manhattan.

      (b) agree on such appointment, the parties by this Agreement jointly authorize the AAA upon application by any party to appoint an arbitrator with experience in transactions of a similar type to the transactions that this Agreement contemplates. The AAA shall appoint such an arbitrator within 30 days after receipt of the application from a party. If the arbitrator fails or is unable to act, his or her successor will be appointed in the same manner as the arbitrator whom such successor succeeds.

       (c) The parties and the arbitrator shall begin the arbitration hearing within 60 days after the appointment of the arbitrator. All discovery shall be completed as soon as practicable as directed by the arbitrator. The arbitrator shall render his or her decision in writing within 30 days of the conclusions of the hearings.

       (d) The award rendered by the arbitrator shall be binding on the parties and final and non-appealable (other than for bias, fraud, or misconduct of the arbitrator) regardless of whether one of the parties fails or refuses to participate in the arbitration. The arbitrator may award monetary damages, injunctive relief, specific performance, costs, attorneys' fees, and any other remedies available under this Agreement. Judgment thereon may be entered in any court having jurisdiction.

        (e) Notwithstanding any other provision of this Agreement, any party shall be entitled to seek without posting bond preliminary injunctive relief from any court of competent jurisdiction pending the final decision or award of the arbitrators.

        (f) The parties shall share equally the fees of the arbitrator and other costs that the arbitrator does not order either party to pay.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the respective duly authorized officers of Sellers and Purchaser as of the date first above written.

                              THE QUAKER OATS COMPANY


                              By:    /s/ Luther C. McKinney
                                  -------------------------
                              Name:  Luther C. McKinney
                              Title: Senior Vice President -
                                       Law and Corporate
                                       Affairs


                              QO ACQUISITION CORP.


                              By:  /s/ R. Thomas Howell,Jr.
                                  -------------------------
                              Name:  R. Thomas Howell, Jr.
                              Title: Vice President

                              H. J. HEINZ COMPANY


                              By:  /s/ William R. Johnson
                                  -----------------------
                              Name:  William R. Johnson
                              Title: Senior Vice President

                                SUPPLEMENT NO. 1

                                       TO

                               PURCHASE AGREEMENT


          THIS SUPPLEMENT NO. 1 TO PURCHASE AGREEMENT is made on the 14th day of March, 1995 among The Quaker Oats Company, a New Jersey corporation ("Quaker"), QO Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Quaker ("QOAC", and together with Quaker, "Sellers"), and H. J. Heinz Company, a Pennsylvania corporation ("Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Sellers and Purchaser are parties to that certain Purchase Agreement dated February 6, 1995 (the "Agreement"), pursuant to which the assets and certain liabilities and obligations of the Pet Food Business (as defined in Article I of the Agreement), shall be transferred, sold and assigned by Sellers to Purchaser (or, as contemplated by Section 12.5 of the Agreement, a Purchaser Subsidiary) upon the terms and subject to the conditions set forth therein; all capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Agreement; and

          WHEREAS, by means of the execution and delivery hereof, Sellers and Purchaser desire to supplement, clarify and amend certain provisions of the Agreement, as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and set forth in the Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Section 2.6(b)(iii) of the Agreement is hereby amended by deleting the word "unexecuted" appearing in the first line thereof and substituting in lieu and stead thereof the words "duly executed".

          2. Section 2.8 of the Agreement is hereby amended by deleting the phrase "and the Licensed Trade Secrets" each time it appears in such Section.

          3. Section 5.9 of the Agreement is hereby amended to add after the word (i) "manufacture" appearing in the seventh line thereof the words "only pet food", and (ii) "Territory" appearing in the fourteenth line thereof the words "in the manufacture of pet food products only".

          4. (a) Section 5.16 of the Agreement is hereby amended to (i) delete the first sentence thereof in its entirety and to substitute in lieu and stead thereof the following new first sentence: "On or prior to August 1, 1995, Quaker shall, at its sole cost and expense, exercise its option under that certain lease dated June 14, 1977, between Quaker and the City of Lawrence, Kansas (the "City of Lawrence Lease"), to purchase the machinery and equipment subject to such lease, and promptly (but in no event later than 20 days) following such purchase, Quaker shall take all lawful action (including, without limitation, the execution and delivery of bills of sale and instruments of assignment and conveyance) necessary to effect the transfer of such machinery and equipment to Purchaser (or a Purchaser Subsidiary identified in writing to Quaker) free and clear of any Liens", (ii) delete from the second sentence thereof all references to "Closing Date" and "Closing" and to substitute in lieu and stead thereof the words "August 1, 1995", (iii) add a new third sentence thereto to read in its entirety, as follows: "Pending such exercise and transfer, Quaker shall take all lawful action necessary to enable Purchaser to use such equipment and machinery from and after the Closing Date and, in the event of such use by Purchaser prior to said exercise and transfer, Purchaser agrees to indemnify and hold harmless Quaker (in the manner and to the extent provided in Section 10.3 of the Agreement) from and against any and all Sellers' Losses resulting from the negligence of Purchaser in the use of such equipment and machinery or the failure of Purchaser to comply with applicable laws with respect thereto (not relating to the condition of such machinery and equipment) or with the terms and conditions of such use as specified in the City of Lawrence Lease", and (iv) add a fourth new sentence thereto to read in its entirety as follows: "Solely for purposes of the representations and warranties set forth in the fourth sentence of Section 3.6(a) and for no other purpose of the Agreement, the term "Physical Assets" shall include such equipment and machinery."

              (b) Section 10.2 of the Agreement is hereby amended to add a new clause (l) thereto to read in its entirety, as follows: "(l) Quaker's failure to exercise its option to purchase the machinery and equipment subject to the City of Lawrence Lease or to effect the transfer of such machinery and equipment to Purchaser free and clear of any Liens, in either case for any reason whatsoever, and to enable Purchaser to use such equipment and machinery from and after the Closing Date.

          5. Section 2.6(b) of the Agreement is hereby amended to add (i) after the word "deliver" appearing in the prefatory sentence thereof, the following parenthetical reference: "(and in the case of clauses (vii) and (xvii) below, Sellers shall cause The Quaker Oats Company of Canada Limited ("Quaker Canada") to deliver)" and (ii) a new clause (xvii) thereto to read in its entirety, as follows: "(xvii) a duly executed counterpart original of the Assignment and Assumption Agreement between Quaker Canada and Purchaser, substantially in the form of Exhibit K hereto (the "Assignment and Assumption Agreement").

          6. Section 2.6(c) of the Agreement is hereby amended to add a new clause (vii) thereto to read in its entirety, as follows: "(vii) a duly executed counterpart original of the Assignment and Assumption Agreement."

          7. Section 8.7 of the Agreement is hereby amended to add to the penultimate sentence thereof after the word "Purchaser" appearing therein, the following: "it being hereby agreed that to the extent Sellers elect to advance on behalf of Purchaser, Purchaser's pro rata share of such cost, Purchaser shall reimburse Sellers therefor promptly (and in no event later than five days) after the Closing."

          8. Section 10.3 of the Agreement is hereby amended to (i) add a new subsection (e) thereto to read in its entirety, as follows: "(e) any violation by Purchaser of the terms of the computer software licenses (except any violation to the extent it arises out of the fact that Purchaser is using the software that is the subject of such licenses) identified on Schedule 10.3(e),
(ii) delete the word "or" appearing at the end of Section 10.3(c), and (iii) delete the period appearing after the word "Date" appearing in the third line of
Section 10.3(d) and to substitute in lieu and stead thereof the following:  ";
or".

          9.  Article VI of the Agreement is hereby amended to add a new Section
6.5 thereto to read in its entirety, as follows:

          SECTION 6.5.  Broker Commissions.  Purchaser agrees to pay, in
                        ------------------
          accordance with Quaker's customary payment and reimbursement policies, all commissions due and payable to brokers who prior to the Closing Date and in the ordinary course of business consistent with past practice have sold, or have entered into contracts or commitments providing for the sale of, Products to customers of the Pet Food Business, to the extent such Products are delivered to such customers after the Closing Date and constitute a receivable of Purchaser.

          10. Sections 5.6(c) and (e) of the Agreement are hereby amended by replacing all references to "Section 5.5" with "Section 5.6".

          11. Section 10.2 of the Agreement is hereby amended by deleting the words "Purchaser and its" appearing in the fourth line thereof and substituting in lieu and stead thereof the words "each of Purchaser and Gaines and their respective".

          12. Section 2.1(j) is hereby amended by deleting the word "or" following the word "individually" in the fifth line thereof, and substituting in lieu and stead thereof the word "and".

          13. Quaker hereby assigns and transfers to Heinz on a non-exclusive basis its rights, title and interest, whether owned or licensed, in and to the software from Allen Bradley and Format International Limited currently used by Quaker or its Affiliates in connection with the Pet Food Business; Quaker hereby represents that Heinz shall be entitled to use such software to the same extent that Quaker or its Affiliates were using such software in the Pet Food Business.

          14. The Schedules to the Agreement are hereby modified and superseded, as applicable, to extent set forth in Appendix A annexed hereto.

          15. All references to the "Agreement" in any document, instrument or agreement described in, referred to, annexed to, contemplated by or incorporated by reference in the Agreement or this Supplement No. 1 shall be deemed to mean the Agreement as supplemented by this Supplement No. 1.

          16. This Supplement No. 1 shall be effective as of the date hereof. Except as modified by this Supplement No. 1, the Agreement shall remain in full force and effect in accordance with its terms.

          17. This Supplement No. 1 may be signed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument.

          18. This Supplement No. 1 shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois, applicable to instruments made and performed entirely within such State.

          IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplement No. 1 as of the date first above written.


                        THE QUAKER OATS COMPANY

                        By:    /s/ John G. Jartz
                           ------------------------------------
                        Name:  John G. Jartz
                        Title: Vice President--Business Development


                        QO ACQUISITION CORP.

                        By:    /s/ R. Thomas Howell, Jr.
                           ------------------------------------
                        Name:  R. Thomas Howell, Jr.
                        Title: Vice President



                        H. J. HEINZ COMPANY

                        By:    /s/ William R. Johnson
                           ------------------------------------
                        Name:  William R. Johnson
                        Title: Senior Vice President





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